Exhibit 10.24

EMPLOYEE MATTERS AGREEMENT
by and between
HERTZ GLOBAL HOLDINGS, INC.
and
HERC HOLDINGS INC.
Dated as of [        ], 2016

Table of Contents

Page

DEFINITIONS AND INTERPRETATION	1
Section 1.01Certain Defined Terms.    1

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES	8
Section 2.01General Principles    8
Section 2.02Service Credit    10
Section 2.03Benefit Plans    10
Section 2.04New Hertz Holdings Individual Agreements    12
Section 2.05HERC Holdings Individual Agreements    13
Section 2.06Collective Bargaining Agreements    13

EMPLOYEES	14
Section 3.01Active Employees    14
Section 3.02Former Employees    15
Section 3.03Employment Law Obligations    15
Section 3.04Employee Records    16
Section 3.05No-Hire and Non-Solicitation    18

EQUITY AWARDS	18
Section 4.01General Principles    18
Section 4.02Establishment of Equity Incentive Plans    19
Section 4.03Treatment of Outstanding Equity Incentive Awards    19
Section 4.04Section 16(b) of the Exchange Act    23
Section 4.05Liabilities for Settlement of Awards    23
Section 4.06Form S-8    23
Section 4.07Tax Reporting and Withholding for Equity‑Based Awards    23
Section 4.08Cooperation    24
Section 4.09Old Hertz Holdings Equity Awards in Certain Non-U.S. Jurisdictions    24

CERTAIN U.S. WELFARE BENEFIT MATTERS	24
Section 5.01Establishment of HERC Holdings Spinoff Welfare Plans    24

i

Section 5.02HERC Holdings Retained Welfare Plans    28
Section 5.03Accrued Paid Time Off, Vacation and Sick Pay    28
Section 5.04COBRA    28
Section 5.05Third Party Vendors    29
Section 5.06Severance    29
Section 5.07No Restrictions on Amendment or Termination    29
Section 5.08Multiemployer Health Plans    29

U.S. DEFINED CONTRIBUTION PLANS	30
Section 6.01Establishment of the HERC Holdings Spinoff Savings Plan    30
Section 6.02Other Savings Plans    32

U.S. DEFINED BENEFIT PLANS	32
Section 7.01Establishment of HERC Holdings Spinoff Pension Plan    32
Section 7.02Hertz Pension Plan after Distribution    34
Section 7.03Plan Fiduciaries    34
Section 7.04Multiemployer Pension Plans.    34

U.S. NON-QUALIFIED RETIREMENT PLANS	35
Section 8.01Establishment of the HERC Holdings Spinoff SISP.    35
Section 8.02Establishment of the HERC Holdings Spinoff Non-Qualified Pension Plans    36
Section 8.03No Distributions on Separation    37
Section 8.04Director Compensation Deferral Program    37

EMPLOYEE STOCK PURCHASE PLAN	37
Section 9.01The Hertz Global Holdings, Inc. Employee Stock Purchase Plan    37
Section 9.02Establishment of New Hertz Holdings Employee Stock Purchase Plan    38

NON-U.S. EMPLOYEES	38
Section 10.01General Principles    38
Section 10.02Non-U.S. Plans    38

ANNUAL INCENTIVE PLANS	39
Section 11.01Executive Incentive Compensation Plan    39

Section 11.02Senior Executive Bonus Plan.    39
Section 11.03General Principles    39

COMPENSATION MATTERS AND GENERAL BENEFIT AND EMPLOYEE MATTERS	40
Section 12.01Restrictive Covenants in Employment and Other Agreements    40
Section 12.02Leaves of Absence    40
Section 12.03Workers’ Compensation    41
Section 12.04Unemployment Compensation    41
Section 12.05Preservation of Rights to Amend    41
Section 12.06Confidentiality    41
Section 12.07Administrative Complaints/Litigation    41
Section 12.08Reimbursement and Indemnification    42
Section 12.09Fiduciary Matters    42
Section 12.10Subsequent Transfers of Employment    42
Section 12.11Section 409A    43
Section 12.12Post Retirement Assigned Car Benefit    43

MISCELLANEOUS	43
Section 13.01Dispute Resolution    43
Section 13.02Force Majeure    43
Section 13.03Relationship of the Parties    43
Section 13.04Assignment    44
Section 13.05Third Party Beneficiaries    44
Section 13.06Entire Agreement; No Reliance; Amendment    44
Section 13.07Waiver    44
Section 13.08Notices    44
Section 13.09Counterparts    45
Section 13.10Severability    45
Section 13.11Interpretation    45
Section 13.12Limitation of Liability    46
Section 13.13Governing Law    46
Section 13.14Precedence    46
Section 13.15Tax Matters    46
Section 13.16Settlor Prerogatives Regarding Plan Dispositions    46
Section 13.17Effect if Distribution Does Not Occur    47

SCHEDULES

Number            Schedules

1.01(a)                HERC Holdings Employees
1.01(b)                New Hertz Holdings Employees
2.04(b)                New Hertz Holdings Individual Agreements
2.05(b)                HERC Holdings Individual Agreements
3.02(b)                Former HERC Holdings Employees
3.02(c)                Former New Hertz Holdings Employees
5.02                HERC Holdings Retained Welfare Plans
7.04(a)        HERC Holdings Multiemployer Plans
7.04(b)        New Hertz Holdings Multiemployer Plans

EMPLOYEE MATTERS AGREEMENT
THIS EMPLOYEE MATTERS AGREEMENT (this “Agreement”), is entered into as of [        ], 2016 by and between Hertz Global Holdings, Inc., a Delaware corporation (f/k/a Hertz Rental Car Holdings Company, Inc., “New Hertz Holdings”), and HERC Holdings Inc., a Delaware corporation (f/k/a Hertz Global Holdings, Inc., “HERC Holdings”) (each a “Party” and together, the “Parties”).
WHEREAS, New Hertz Holdings and HERC Holdings have entered into a Separation and Distribution Agreement as of [    ], 2016, as the same may be amended from time to time (the “Separation Agreement”), pursuant to which Old Hertz Holdings shall separate into two separate publicly traded companies: (i) New Hertz Holdings, which will continue to conduct, directly and through its Subsidiaries, the Car Rental Business, and (ii) HERC Holdings, which will continue to conduct, directly and through its Subsidiaries, the Equipment Rental Business; and distribute to the Record Holders, on a pro rata basis, all the outstanding shares of the New Hertz Holdings Common Stock; and
WHEREAS, the Separation Agreement contemplates the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of New Hertz Holdings and HERC Holdings.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Separation Agreement, and intending to be legally bound hereby, New Hertz Holdings and HERC Holdings hereby agree as follows:
    ARTICLE I

DEFINITIONS AND INTERPRETATION
Section 1.01    Certain Defined Terms.
Unless otherwise defined herein, each capitalized term shall have the meaning specified for such term in the Separation Agreement. As used in this Agreement:
“Benefit Plan” means any plan, program, policy, agreement, arrangement or understanding that is a deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred stock unit, phantom stock, other equity based compensation, severance pay, salary continuation, life, death benefit, health, hospitalization, workers’ compensation, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (whether or not subject to ERISA) sponsored or maintained by such entity or to which such entity is a party. In addition, no Employment Agreement shall constitute a Benefit Plan for purposes hereof.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations promulgated thereunder.
“Employee Records” means all records pertaining to employment, including benefits, eligibility, training history, performance reviews, disciplinary actions, job experience and history and compensation history.
“Employment Agreement” means any individual employment, retention, consulting, change in control, offer letter, severance or other individual compensatory agreement between any New Hertz Holdings Employee, HERC Holdings Employee, or Former Employee, and a member of the Hertz Group or the HERC Holdings Group, including Expatriate Agreements but excluding any Old Hertz Holdings Equity Awards.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“Expatriate Agreement” refers to any agreement between any New Hertz Holdings Employee, HERC Holdings Employee, or Former Employee, and a member of the Hertz Group or the HERC Holdings Group, which provides for an expatriate (including any international assignee) contract or arrangement (including agreements and obligations regarding repatriation, relocation, equalization of taxes (including tax filings and obligations for years prior to the Distribution Date) and living standards in the host country).
“Former Old Hertz Holdings Non-Employee Director” means any individual who served as a non-employee member of the Old Hertz Holdings Board prior to the Distribution, but who is neither a HERC Holdings Non-Employee Director nor a New Hertz Holdings Non-Employee Director.
“HERC Holdings Awards” means (i) Adjusted HERC Holdings RSUs, (ii) Adjusted HERC Holdings PSUs, (iii) Adjusted HERC Holdings Options, and (iv) Adjusted HERC Holdings Phantom Shares, collectively provided through the Old Hertz Holdings Equity Plans in accordance with Article IV.
“HERC Holdings Benefit Plan” means (i) any Benefit Plan sponsored or maintained by one or more members of the HERC Holdings Group immediately prior to the Distribution Date, (ii) the HERC Holdings Spinoff Plans, (iii) the HERC Holdings Retained Plans, and (iv) the HERC Holdings EICP.
“HERC Holdings Board” means the board of directors of HERC Holdings.
“HERC Holdings EICP” means The Hertz Corporation 2016 Executive Incentive Compensation Plan (HERC Component).
“HERC Holdings Employee” means an individual who (i) is listed on Schedule 1.01(a), or (ii) to the extent not listed on either Schedule 1.01(a) or Schedule 1.01(b), is employed by HERC or any of its Subsidiaries immediately prior to the Distribution. For avoidance of doubt, the reference to “HERC or any of its Subsidiaries” in the prior sentence shall not include any entity who is a member of the Hertz Group immediately after the Distribution.
“HERC Holdings Non-Employee Director” means any individual who shall be a non-employee member of the HERC Holdings Board immediately after the Distribution.
“HERC Holdings Price Ratio” means the quotient obtained by dividing the HERC Holdings Stock Value by the Old Hertz Holdings Stock Value.
“HERC Holdings Retained Plans” means the HERC Holdings Retained Welfare Plans and the HERC Holdings Retained Savings Plan.
“HERC Holdings Share” means a share of HERC Holdings Common Stock.
“HERC Holdings Share Ratio” means the quotient obtained by dividing the Old Hertz Holdings Stock Value by the HERC Holdings Stock Value.
“HERC Holdings Spinoff Plans” means the (i) HERC Holdings Spinoff Welfare Plans, (ii) HERC Holdings Spinoff Savings Plan, (iii) HERC Holdings Spinoff Pension Plan, (iv) HERC Holdings Spinoff SISP, and (v) HERC Holdings Spinoff Non-Qualified Pension Plans.
“HERC Holdings Stock Value” means the closing price per share of HERC Holdings Shares on the New York Stock Exchange for the first Trading Day immediately following the Distribution Date.
“Hertz BEP” means The Hertz Corporation Benefit Equalization Plan, as amended.
“Hertz EICP” means The Hertz Corporation 2016 Executive Incentive Compensation Plan.
“Hertz Non-Qualified Pension Plans” means the (i) Hertz BEP, (ii) Hertz SERP, and (iii) Hertz SERP II.
“Hertz Non-Qualified Retirement Plans” means the (i) Hertz Non-Qualified Pension Plans, and (ii) Hertz SISP.
“Hertz Pension Plan” means The Hertz Corporation Account Balance Defined Benefit Pension Plan, as amended.
“Hertz Savings Plan” means The Hertz Corporation Income Savings Plan, as amended.
“Hertz SERP” means The Hertz Corporation Supplemental Retirement and Savings Plan, as amended.

“Hertz SERP II” means The Hertz Corporation Supplemental Executive Retirement Plan, as amended.
“Hertz SISP” means The Hertz Corporation Supplemental Income Savings Plan, as amended.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.
“New Hertz Holdings Awards” means the (i) New Hertz Holdings Spin RSUs, (ii) New Hertz Holdings Spin PSUs, (iii) New Hertz Holdings Spin Options, and (iv) New Hertz Holdings Spin Phantom Shares, and any other awards to be granted under the New Hertz Holdings Spinoff Equity Plan pursuant to Article IV.
“New Hertz Holdings Benefit Plan” means (i) any Benefit Plan sponsored or maintained by one or more members of the Hertz Group immediately prior to the Distribution Date, and (ii) the New Hertz Holdings Spinoff Plans.
“New Hertz Holdings Board” means the board of directors of New Hertz Holdings.
“New Hertz Holdings Employee” means an individual who (i) is listed on Schedule 1.01(b), or (ii) to the extent not listed on either Schedule 1.01(a) or Schedule 1.01(b), is employed by Hertz or any of its Subsidiaries immediately prior to the Distribution. For avoidance of doubt, the reference to “Hertz or any of its Subsidiaries” in the prior sentence shall not include any entity who is a member of the HERC Holdings Group immediately after the Distribution.
“New Hertz Holdings Non-Employee Director” means any individual who shall be a non-employee member of the New Hertz Holdings Board immediately after the Distribution Date.
“New Hertz Holdings Price Ratio” means the quotient obtained by dividing New Hertz Holdings Stock Value by the Old Hertz Holdings Stock Value.
“New Hertz Holdings Shares” means, following the Distribution, the common stock of New Hertz Holdings.
“New Hertz Holdings Share Ratio” means the quotient obtained by dividing the Old Hertz Holdings Stock Value by the New Hertz Holdings Stock Value.
“New Hertz Holdings Spin Options” means any stock options granted pursuant to the New Hertz Holdings Spinoff Equity Plan in accordance with Section 4.01(c)(ii).
“New Hertz Holdings Spin Phantom Share” means any Phantom Shares granted pursuant to the New Hertz Holdings Spinoff Equity Plan in accordance with Section 4.03(d)(ii).

“New Hertz Holdings Spin PSU” means any PSUs granted pursuant to the New Hertz Holdings Spinoff Equity Plan in accordance with Section 4.03(b)(ii).
“New Hertz Holdings Spin RSU” means any RSUs granted pursuant to the New Hertz Holdings Spinoff Equity Plan in accordance with Section 4.03(a)(ii).
“New Hertz Holdings Spinoff Plans” means the (i) New Hertz Holdings Spinoff ESPP, (ii) New Hertz Holdings Spinoff Equity Plan, and (iii) New Hertz Holdings Spinoff SEBP.
“New Hertz Holdings Stock Value” means the closing price per share of New Hertz Holdings Shares on the New York Stock Exchange for the first Trading Day immediately following the Distribution Date.
“New Hertz Holdings Welfare Plan” means any Welfare Plan sponsored or maintained by one or more members of the Hertz Group as of immediately prior to the Distribution.
“Old Hertz Holdings Board” means the board of directors of Old Hertz Holdings.
“Old Hertz Holdings Equity Awards” means any equity awards granted pursuant to the Old Hertz Holdings Equity Plans.
“Old Hertz Holdings Equity Plans” means the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (which shall be known as the Herc Holdings Inc. 2008 Omnibus Incentive Plan on and after the Distribution), the Hertz Global Holdings, Inc. Stock Incentive Plan (which shall be known as the Herc Holdings Inc. Stock Incentive Plan on and after the Distribution), the Hertz Global Holdings, Inc. Director Stock Incentive Plan (which shall be known as the Herc Holdings Inc. Director Stock Incentive Plan on and after the Distribution), and any other stock-based plan identified by Old Hertz Holdings before the time of the Distribution.
“Old Hertz Holdings ESPP” means The Hertz Global Holdings, Inc. Employee Stock Purchase Plan (which shall be known as the Herc Holdings Inc. Employee Stock Purchase Plan on and after the Distribution).
“Old Hertz Holdings Non-Employee Director” means any non-employee director of Old Hertz Holdings immediately prior to the Distribution.
“Old Hertz Holdings Options” means any stock options granted pursuant to an Old Hertz Holdings Equity Plan.
“Old Hertz Holdings Phantom Share” means any Phantom Share granted pursuant to an Old Hertz Holdings Equity Plan.
“Old Hertz Holdings PSU” means any PSUs granted pursuant to an Old Hertz Holdings Equity Plan.

“Old Hertz Holdings RSU” means any RSUs granted pursuant to an Old Hertz Holdings Equity Plan.
“Old Hertz Holdings SEBP” means the Hertz Global Holdings, Inc. Senior Executive Bonus Plan (which shall be known as the Herc Holdings Inc. Senior Executive Bonus Plan on and after the Distribution).
“Old Hertz Holdings Severance Plan” means the Hertz Global Holdings, Inc. Severance Plan for Senior Executives.
“Old Hertz Holdings Shares” means, prior to the Distribution, the Common Stock of Old Hertz Holdings.
“Old Hertz Holdings Stock Value” means the closing price per share of Old Hertz Holdings Shares (based on “regular way” trading) on the New York Stock Exchange for, if the Distribution Date is on a Trading Day, the Distribution Date or, if the Distribution Date is not on a Trading Day, the last Trading Day immediately prior to the Distribution Date.
“Phantom Share” means a right to receive (i) prior to the Distribution, a share of Old Hertz Holdings Common Stock or (ii) after the Distribution, a share of New Hertz Holdings Common Stock or HERC Holdings Common Stock, as applicable, in the future.
“PSU” means a right to receive (i) prior to the Distribution, a share of Old Hertz Holdings Common Stock or (ii) after the Distribution, a share of New Hertz Holdings Common Stock or HERC Holdings Common Stock, as applicable, in each case if specified performance goals are attained, and subject to applicable restrictions and risk of forfeiture.
“RSU” means a right to receive (i) prior to the Distribution, a share of Old Hertz Holdings Common Stock or (ii) after the Distribution, a share of New Hertz Holdings Common Stock or HERC Holdings Common Stock, as applicable, subject to applicable restrictions and risk of forfeiture.
“Trading Day” means any day on which the New York Stock Exchange is open for the buying and selling of securities.
“Transferred HERC Holdings Individual Agreement” means each Employment Agreement set forth on Schedule 2.05(b).
“Transferred New Hertz Holdings Individual Agreement” means each Employment Agreement set forth on Schedule 2.04(b).
“Welfare Plan” means, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, and mental health and substance abuse), disability benefits, or life, accidental death and disability, and business travel insurance, pre tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account, flexible spending accounts, tuition reimbursement or educational assistance programs, or cashable credits, but excluding any severance plans.
“WARN” means the U.S. Worker Adjustment and Retraining Notification Act, as amended, and the regulations promulgated thereunder, and any applicable foreign, state, provincial or local Law equivalent.
“2016 Plan Year” means the fiscal year of a Welfare Plan beginning on July 1, 2016, and ending on June 30, 2017.
The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
“Adjusted HERC Holdings Option”	4.03(c)(i)
“Adjusted HERC Holdings Phantom Share”	4.03(d)(i)
“Adjusted HERC Holdings PSU”	4.03(b)(i)
“Adjusted HERC Holdings RSU”	4.03(a)(i)
“Agreement”	Preamble
“Estimated Pension Plan Transfer Amount”	7.01(a)(i)
“Final Pension Plan Transfer Amount”	7.01(a)(ii)
“Force Majeure”	13.02
“Former Employees”	3.02(d)
“Former HERC Holdings Employees”	3.02(b)
“Former New Hertz Holdings Corporate Office Employee”	12.07(b)
“Former New Hertz Holdings Employees”	3.02(c)
“Future HERC Holdings LTD Employee”	5.01(d)(iv)
“HERC Holdings”	Preamble
“HERC Holdings Collective Bargaining Agreements”	2.06
“HERC Holdings Insured STD Employee”	5.01(d)(i)
“HERC Holdings LTD Employee”	5.01(d)(iii)
“HERC Holdings Multiemployer Plans”	7.04(a)
“HERC Holdings Retained Savings Plan”	6.02
“HERC Holdings Retained Welfare Plans”	5.02
“HERC Holdings Self-Insured STD Employee”	5.01(d)(ii)
“HERC Holdings Spinoff Non-Qualified Pension Plan Participants”	8.02(a)
“HERC Holdings Spinoff Non-Qualified Pension Plans”	8.02(a)
“HERC Holdings Spinoff Pension Plan”	7.01
“HERC Holdings Spinoff Pension Plan Beneficiaries”	7.01

“HERC Holdings Spinoff Savings Plan”	6.01
“HERC Holdings Spinoff Savings Plan Beneficiaries”	6.01(a)
“HERC Holdings Spinoff SISP”	8.01(a)
“HERC Holdings Spinoff SISP Participant”	8.01(a)
“HERC Holdings Spinoff Welfare Participants”	5.01(a)
“HERC Holdings Spinoff Welfare Plans”	5.01(a)
“Hertz Insured STD Plan”	5.01(d)(i)
“Hertz LTD Plan”	5.01(d)(iii)
“Hertz Savings Plan HERC Holdings Assets”	6.01(b)
“IRS”	6.01(d)
“New Hertz Holdings”	Preamble
“New Hertz Holdings Collective Bargaining Agreements”	2.06
“New Hertz Holdings Director Compensation Deferral Program”	8.04
“New Hertz Holdings Multiemployer Plans”	7.04(b)
“New Hertz Holdings Spinoff Equity Plan”	4.02
“New Hertz Holdings Spinoff ESPP”	9.02
“New Hertz Holdings Spinoff SEBP”	11.02(a)
“Old Hertz Holdings Compensation Committee”	4.01(c)
“Old Hertz Holdings Director Compensation Deferral Program”	8.04
“Party” or “Parties”	Preamble
“Pension Transfer”	7.01
“Providing Party”	2.02(b)
“Puerto Rico Pension Plan”	10.02
“Requesting Party”	2.02(b)
“Separation Agreement”	Preamble
“True-Up Amount”	7.01(a)(ii)
“Virgin Islands Pension Plan”	10.02

Article II

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES
Section 2.01    General Principles.
(a)    Acceptance and Assumption of New Hertz Holdings Liabilities. Except as otherwise specifically set forth in this Agreement, from and after the Distribution Date, New Hertz Holdings or one of its Subsidiaries shall accept, assume (or, as applicable, retain) and faithfully perform, discharge and fulfill all of the following Liabilities of New Hertz Holdings, HERC Holdings or any of their respective Affiliates in accordance with their respective terms (each of which shall be considered a Hertz Liability), regardless of (i) when or where such Liabilities arose or arise, (ii) where or against whom such Liabilities are asserted or determined,

(iii) whether arising from or alleged to arise from negligence, gross negligence, recklessness, violation of law, willful misconduct, bad faith, fraud or misrepresentation by any member of the Hertz Group or the HERC Holdings Group, as the case may be, or any of their past or present respective directors, officers, employees, or agents, (iv) which entity is named in any action associated with any Liability, and (v) whether the facts on which they are based occurred prior to, on or after the date hereof:
(i)    any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits (including, without limitation, any benefits under education assistance, tuition reimbursement, or relocation programs), each as may be modified by this Agreement, payable to or on behalf of any New Hertz Holdings Employees and Former New Hertz Holdings Employees without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned; and
(ii)    any and all Liabilities expressly assumed or retained by any member of the Hertz Group pursuant to this Agreement.
(b)    Acceptance and Assumption of HERC Holdings Liabilities. Except as otherwise specifically set forth in this Agreement, from and after the Distribution Date, HERC Holdings or one of its Subsidiaries shall accept, assume (or, as applicable, retain) and faithfully perform, discharge and fulfill all of the following Liabilities of New Hertz Holdings, HERC Holdings or any of their respective Affiliates in accordance with their respective terms (each of which shall be considered a HERC Holdings Liability), regardless of (i) when or where such Liabilities arose or arise, (ii) where or against whom such Liabilities are asserted or determined, (iii) whether arising from or alleged to arise from negligence, gross negligence, recklessness, violation of law, willful misconduct, bad faith, fraud or misrepresentation by any member of the Hertz Group or the HERC Holdings Group, as the case may be, or any of their past or present respective directors, officers, employees, or agents, (iv) which entity is named in any action associated with any Liability, and (v) whether the facts on which they are based occurred prior to, on or after the date hereof:
(i)    any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits (including, without limitation, any benefits under education assistance, tuition reimbursement, or relocation programs), each as may be modified by this Agreement, payable to or on behalf of any HERC Holdings Employees and Former HERC Holdings Employees, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned; and
(ii)    any and all Liabilities expressly assumed or retained by any member of the HERC Holdings Group pursuant to this Agreement.

(c)    Unaddressed Liabilities. To the extent that the Parties agree this Agreement does not address particular Liabilities under any Benefit Plan and the Parties later determine that they should be allocated in connection with the Distribution, the Parties shall agree in good faith on the allocation, taking into account the handling of comparable Liabilities under this Agreement.
Section 2.02    Service Credit.
(a)    Service for Eligibility, Vesting and Benefit Purposes.
(i)    Except as otherwise determined by New Hertz Holdings in its discretion, New Hertz Holdings shall cause each member of the Hertz Group to, and shall cause the New Hertz Holdings Benefit Plans to, recognize each New Hertz Holdings Employee’s full service with Old Hertz Holdings or any of its Subsidiaries or its respective predecessor entities at or before the Distribution Date, to the same extent that such service was credited by Old Hertz Holdings and its Subsidiaries for similar purposes prior to the Distribution as if such full service had been performed for a member of the Hertz Group, for purposes of eligibility, vesting and determination of level of benefits under any such New Hertz Holdings Benefit Plan.
(ii)    Except as otherwise determined by HERC Holdings in its discretion, HERC Holdings shall cause each member of the HERC Holdings Group to, and shall cause the HERC Holdings Benefit Plans to, recognize each HERC Holdings Employee’s full service with Old Hertz Holdings or any of its Subsidiaries or its respective predecessor entities at or before the Distribution Date, to the same extent that such service was credited by Old Hertz Holdings and its Subsidiaries for similar purposes prior to the Distribution as if such full service had been performed for a member of the HERC Holdings Group, for purposes of eligibility, vesting and determination of level of benefits under any such HERC Holdings Benefit Plan.
(b)    Evidence of Prior Service. Notwithstanding anything in this Agreement to the contrary, but subject to applicable Law, upon reasonable request by either Party (the “Requesting Party”), the other Party (the “Providing Party”) will provide to the Requesting Party copies of any records available to the Providing Party to document the service, plan participation and membership of former employees of the Providing Party who are then employees of the Requesting Party, and will cooperate with the Requesting Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any such employee.
Section 2.03    Benefit Plans.
(a)    New Hertz Holdings Benefit Plans.
(i)    As of the Distribution Date, except as otherwise expressly provided for in this Agreement, New Hertz Holdings shall, or shall cause one or more members of the Hertz Group to assume, adopt or maintain the New Hertz Holdings Benefit Plans.

(ii)    Except as otherwise expressly provided for in this Agreement or in a New Hertz Holdings Benefit Plan, effective as of the Distribution Date, (a) each member of the HERC Holdings Group shall cease to be a participating company or participating employer in any New Hertz Holdings Benefit Plan, (b) each HERC Holdings Employee and Former HERC Holdings Employees shall cease to participate in, be covered by, accrue benefits under, be eligible to contribute to or have any rights under any New Hertz Holdings Benefit Plan, and (c) New Hertz Holdings will be responsible for all Liabilities under the New Hertz Holdings Benefit Plans.
(b)    HERC Holdings Benefit Plans.
(i)    As of the Distribution Date, except as otherwise expressly provided for in this Agreement, HERC Holdings shall, or shall cause one or more members of the HERC Holdings Group to assume, adopt or maintain the HERC Holdings Benefit Plans.
(ii)    Except as otherwise expressly provided for in this Agreement or in a HERC Holdings Benefit Plan, effective as of the Distribution Date, (a) each member of the Hertz Group shall cease to be a participating company or participating employer in any HERC Holdings Benefit Plan, (b) each New Hertz Holdings Employee and Former New Hertz Holdings Employee shall cease to participate in, be covered by, accrue benefits under, be eligible to contribute to or have any rights under any HERC Holdings Benefit Plan, and (c) HERC Holdings will be responsible for all Liabilities under the HERC Holdings Benefit Plans.
(c)    Information and Operation. Except as otherwise expressly provided for in this Agreement, each Party shall, and shall cause the applicable members of its Group to, provide the other Party with information describing a Benefit Plan election made by a New Hertz Holdings Employee, HERC Holdings Employee, or Former Employee, as applicable, that may have application to the Requesting Party’s Benefit Plan from and after the Distribution Date, and each Party shall use its commercially reasonable efforts to administer its Benefit Plans using those elections (except as otherwise determined by New Hertz Holdings, in its sole discretion, with respect to the New Hertz Holdings Benefit Plans, and HERC Holdings, in its sole discretion, with respect to the HERC Holdings Benefit Plans). Each Party shall, subject to applicable Law, upon reasonable request, provide the other Party and the other Party’s respective Affiliates, agents, and vendors all information (including, without limitation, the elections described in the preceding sentence) reasonably necessary to the other Party’s operation or administration of its Benefit Plans.
(d)    No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement, the Separation Agreement or any Ancillary Agreement, (i) no participant in any New Hertz Holdings Benefit Plan shall receive service credit or benefits to the extent that receipt of such service credit or benefits would result in duplication of benefits provided to such participant by the corresponding HERC Holdings Benefit Plan or any other plan, program or arrangement sponsored or maintained by HERC Holdings or any other member of the HERC Holdings Group, and (ii) no participant in any HERC Holdings Benefit Plan shall receive service credit or benefits to the extent that receipt of such service credit or benefits would result in duplication of benefits provided to such participant by the corresponding New Hertz Holdings Benefit Plan or any other plan, program or arrangement sponsored or maintained by New Hertz Holdings or any other member of the Hertz Group. Furthermore, unless expressly provided for in this Agreement, the Separation Agreement or in any Ancillary Agreement or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting or entitlements under any Benefit Plans sponsored or maintained by New Hertz Holdings, any member of the Hertz Group, HERC Holdings or any member of the HERC Holdings Group on the part of any New Hertz Holdings Employee, HERC Holdings Employee or Former Employee.
(e)    No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by New Hertz Holdings and HERC Holdings, as required by applicable Law, or as explicitly set forth in (i) a New Hertz Holdings Benefit Plan, a New Hertz Holdings Employee or Former New Hertz Holdings Employee shall be entitled to participate in a New Hertz Holdings Benefit Plan at the Distribution Date only to the extent that such New Hertz Holdings Employee or Former New Hertz Holdings Employee was entitled to participate in the corresponding Benefit Plan as in effect immediately prior to the Distribution Date, or (ii) a HERC Holdings Benefit Plan, a HERC Holdings Employee or Former HERC Holdings Employee shall be entitled to participate in a HERC Holdings Benefit Plan at the Distribution Date only to the extent that such HERC Holdings Employee or Former HERC Holdings Employee was entitled to participate in the corresponding Benefit Plan as in effect immediately prior to the Distribution Date; it being understood that this Agreement does not expand the number of New Hertz Holdings Employees, HERC Holdings Employees, or Former Employees entitled to participate in any New Hertz Holdings Benefit Plan or HERC Holdings Benefit Plan, as applicable, or the participation rights therein that they had prior to the Distribution Date.
(f)    Transition Services. The Parties acknowledge that the Hertz Group or the HERC Holdings Group may provide administrative services for certain of the other Party’s Benefit Plans for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate agreement in connection with such Transition Services Agreement (if required by HIPAA or other applicable health information privacy Laws).
(g)    Beneficiaries. References to New Hertz Holdings Employees, HERC Holdings Employees, Former Employees, New Hertz Holdings Non-Employee Directors, HERC Holdings Non-Employee Directors and Old Hertz Holdings Non-Employee Directors shall be deemed also to refer to their beneficiaries, dependents, survivors and alternate payees, as applicable.
Section 2.04    New Hertz Holdings Individual Agreements.
(a)    General Principle. Subject to the other provisions of Section 2.04 and 2.05, effective as of the Distribution, New Hertz Holdings shall, or shall cause one or more members of the Hertz Group to perform, discharge and fulfill all Employment Agreements relating to any New Hertz Holdings Employees or Former New Hertz Holdings Employees.

(b)    Assignment to New Hertz Holdings. Old Hertz Holdings hereby assigns, and shall cause each other applicable member of the HERC Holdings Group to assign, to New Hertz Holdings or another member of the Hertz Group, as designated by New Hertz Holdings, all Transferred New Hertz Holdings Individual Agreements (and any corporate owned life insurance policy underlying any such agreement), with such assignment to be effective as of or prior to the Distribution Date; provided, however, that to the extent that assignment of any such Transferred New Hertz Holdings Individual Agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Distribution Date, each member of the Hertz Group shall be considered to be a successor to Old Hertz Holdings and/or the applicable member(s) of the HERC Holdings Group for purposes of, and a third-party beneficiary with respect to, such Transferred New Hertz Holdings Individual Agreement, such that the applicable members of the Hertz Group shall enjoy all of the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary) with respect to the business operations of the Hertz Group.
(c)    Assumption by New Hertz Holdings. From and after the Distribution Date, New Hertz Holdings shall accept, assume and faithfully perform, discharge and fulfill the Transferred New Hertz Holdings Individual Agreements.
Section 2.05    HERC Holdings Individual Agreements.
(a)    General Principle. Subject to the other provisions of Section 2.04 and 2.05, effective as of the Distribution, HERC Holdings shall, or shall cause one or more members of the HERC Holdings Group to perform, discharge and fulfill all Employment Agreements relating to any HERC Holdings Employees or Former HERC Holdings Employees.
(b)    Assignment to HERC Holdings. New Hertz Holdings hereby assigns, and shall cause each other applicable member of the Hertz Group to assign, to HERC Holdings or another member of the HERC Holdings Group, as designated by HERC Holdings, all Transferred HERC Holdings Individual Agreements (and any corporate owned life insurance policy underlying any such agreement), with such assignment to be effective as of or prior the Distribution Date; provided, however, that to the extent that assignment of any such Transferred HERC Holdings Individual Agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Distribution Date, each member of the HERC Holdings Group shall be considered to be a successor to New Hertz Holdings and/or the applicable member(s) of the Hertz Group for purposes of, and a third-party beneficiary with respect to, such Transferred HERC Holdings Individual Agreement, such that the applicable members of the HERC Holdings Group shall enjoy all of the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary) with respect to the business operations of the HERC Holdings Group.
(c)    Assumption by HERC Holdings. From and after the Distribution Date, HERC Holdings shall accept, assume and faithfully perform, discharge and fulfill the Transferred HERC Holdings Individual Agreements.
Section 2.06    Collective Bargaining Agreements. Effective as of the Distribution Date, (a) New Hertz Holdings or a member of the Hertz Group will retain or assume each collective bargaining agreement then in effect covering New Hertz Holdings Employees and Former New Hertz Holdings Employees (the “New Hertz Holdings Collective Bargaining Agreements”), including any obligations thereunder requiring contributions to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, and (b) HERC Holdings or a member of the HERC Holdings Group will retain or assume each collective bargaining agreement then in effect covering HERC Holdings Employees and Former HERC Holdings Employees (the “HERC Holdings Collective Bargaining Agreements”), including any obligations thereunder requiring contributions to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.
Article III

EMPLOYEES
Section 3.01    Active Employees.
(a)    Hertz Group. Except as otherwise set forth in this Agreement or as otherwise agreed to by the Parties, effective not later than immediately prior to the Distribution, New Hertz Holdings or a member of the Hertz Group shall have taken such actions as are necessary to ensure that each New Hertz Holdings Employee is employed by a member of the Hertz Group. Each of the Parties agrees to take any action or to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.
(b)    HERC Holdings Group. Except as otherwise set forth in this Agreement or as otherwise agreed to by the Parties, effective not later than immediately prior to the Distribution, HERC Holdings or a member of the HERC Holdings Group shall have taken such actions as are necessary to ensure that each HERC Holdings Employee is employed by a member of the HERC Holdings Group. Each of the Parties agrees to take any action or to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.
(c)    At Will Employment. Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any member of the Hertz Group or the HERC Holdings Group to continue the employment of any employee for any period of time following the Distribution or to change the employment status of any employee from “at will,” to the extent such employee is an “at will” employee under applicable Law.
(d)    No Severance. Except as provided under applicable Law, the Distribution and the assignment, transfer or continuation of the employment of employees in connection therewith shall not be deemed a severance or termination of employment of any employee for purposes of any plan, policy, practice or arrangement of any member of the Hertz Group or the HERC Holdings Group.
(e)    Payroll and Related Taxes. Each of New Hertz Holdings and HERC Holdings shall, and shall cause each of its Subsidiaries, to (i) satisfy all payroll obligations, tax withholding and reporting obligations, and (ii) furnish a Form W-2 or similar earnings statement, with respect to any current or former employee, to the extent (and for such period) that any current or former employee was employed by the Party at any time during the tax year during which the Distribution occurs. New Hertz Holdings will, to the extent provided in the Transition Services Agreement, provide payroll, tax withholding and reporting services in accordance with the terms of the Transition Services Agreement.
Section 3.02    Former Employees.
(a)    General Principle. Except as otherwise provided in this Agreement, each former employee of the Hertz Group or the HERC Holdings Group as of the time of the Distribution will be considered a former employee of the business as to which his or her duties were primarily related as of the last day of his or her employment.
(b)    Former HERC Holdings Employees. Former employees of the HERC Holdings Group as of the time of the Distribution shall be deemed to include all former employees who (i) are listed on Schedule 3.02(b), and (ii) to the extent not listed on either Schedule 3.02(b) or Schedule 3.02(c), had employment duties primarily related to the Equipment Rental Business as of their last day of employment with New Hertz Holdings, HERC Holdings or their respective Affiliates, as applicable (collectively, the “Former HERC Holdings Employees”).
(c)    Former New Hertz Holdings Employees. Former employees of the Hertz Group as of the time of the Distribution shall be deemed to include all former employees who (i) are listed on Schedule 3.02(c), and (ii) to the extent not listed on either Schedule 3.02(b) or Schedule 3.02(c), had employment duties primarily related to the Car Rental Business as of their last day of employment with New Hertz Holdings, HERC Holdings or their respective Affiliates, as applicable (collectively, the “Former New Hertz Holdings Employees”). For avoidance of doubt, to the extent a former employee is not listed on either Schedule 3.02(b) or Schedule 3.02(c), and such individual had, as of their last day of employment with New Hertz Holdings, HERC Holdings or their respective Affiliates, as applicable, corporate office employment duties that related to both the Car Rental Business and the Equipment Rental Business, then such former employee shall be a Former New Hertz Holdings Employee.
(d)    Former Employees. Former New Hertz Holdings Employees and Former HERC Holdings Employees are collectively referred to as “Former Employees”.
Section 3.03    Employment Law Obligations.
(a)    General Obligations. From and after the Distribution, (i) the members of the Hertz Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment related laws and requirements relating to the employment of the New Hertz Holdings Employees and the treatment of the Former New Hertz Holdings Employees, and (ii) the members of the HERC Holdings Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment related laws and requirements relating to the employment of the HERC Holdings Employees and the treatment of the Former HERC Holdings Employees.
(b)    WARN Obligations. The Parties anticipate and expect that neither the Distribution nor the assignment of, transfer of, or any other action concerning, the employment of any employee will result in a loss of employment within the meaning of WARN. Without limiting the scope of the foregoing, after the Distribution, (i) the members of the Hertz Group shall be responsible for providing any necessary WARN notice and satisfying WARN obligations with respect to any termination of employment of any New Hertz Holdings Employee that occurs after the Distribution, and (ii) the members of the HERC Holdings Group shall be responsible for providing any necessary WARN notice and satisfying WARN obligations with respect to any termination of employment of any HERC Holdings Employee that occurs after the Distribution.
(c)    Allocation of Employment Liabilities. Except as otherwise provided in Section 12.07 or as otherwise specifically provided in this Agreement, (i) the members of the Hertz Group shall be solely liable for, and no member of the HERC Holdings Group shall have any obligation or Liability with respect to, any employment-related claims and Liabilities regarding New Hertz Holdings Employees and Former New Hertz Holdings Employees relating to, arising out of, or resulting from the prospective employment or service, actual employment or service and/or termination of employment or service, in any case, of such individual(s) with New Hertz Holdings, HERC Holdings or any of their respective Affiliates, whether the basis for such claims arose before, as of or after the Distribution Date, and (ii) the members of the HERC Holdings Group shall be solely liable for, and no member of the Hertz Group shall have any obligation or Liability with respect to, any employment-related claims and Liabilities regarding HERC Holdings Employees and Former HERC Holdings Employees relating to, arising out of, or resulting from the prospective employment or service, actual employment or service and/or termination of employment or service, in any case, of such individual(s) with New Hertz Holdings, HERC Holdings or any of their respective Affiliates, whether the basis for such claims arose before, as of, or after the Distribution Date.
Section 3.04    Employee Records.
(a)    Sharing of Records. To the extent consistent with applicable privacy protection laws or regulations, each Party shall use its best efforts to provide the other Parties with such Employee Records and information as may be necessary or appropriate for such other Party to carry out its obligations under applicable Law, this Agreement, the Separation Agreement or the Transition Services Agreement, or for the purposes of administering its Benefit Plans and policies. Subject to applicable Law, all information and Employee Records regarding employment and personnel matters of (i) New Hertz Holdings Employees and Former New Hertz Holdings Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution by New Hertz Holdings in accordance with all laws and policies relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records and (ii) HERC Holdings Employees and Former HERC Holdings Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution by HERC Holdings in accordance with all laws and policies relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records. Subject to the Transition Services Agreement, the Parties shall reimburse each other for any reasonable costs incurred in copying or transmitting any records requested pursuant to this Section 3.04.
(b)    Access to Records. Notwithstanding anything in this Agreement to the contrary, New Hertz Holdings shall be entitled to reasonable access to those Employee Records retained by HERC Holdings necessary for New Hertz Holdings’ continued administration of any plans or programs (or as otherwise required by applicable Law) on behalf of employees after the Distribution, and HERC Holdings shall be entitled to reasonable access to those Employee Records retained by New Hertz Holdings necessary for HERC Holding’s continued administration of any plans or programs (or as otherwise required by applicable Law) on behalf of employees after the Distribution, provided that, in each case, such access shall be limited to individuals who have a job related need to access such Employee Records. New Hertz Holdings shall be entitled to retain copies of all restrictive covenant agreements with any HERC Holdings Employee or Former HERC Holdings Employee in which New Hertz Holdings has a valid business interest. HERC Holdings shall be entitled to retain copies of all restrictive covenant agreements with any New Hertz Holdings Employee or Former New Hertz Holdings Employee in which HERC Holdings has a valid business interest.
(c)    Maintenance of Employee Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, New Hertz Holdings and HERC Holdings shall each comply with all applicable Laws, regulations and internal policies, and each Party shall indemnify and hold harmless the other Party from and against any and all liability, claims, actions, and damages that arise from a failure (by the indemnifying party or its agents) to so comply with all applicable Laws, regulations and internal policies applicable to such information.
(d)    No Access to Computer Systems. Except as set forth in the Separation Agreement or the Transition Services Agreement, no provision of this Agreement shall give either Party direct access to the computer systems of the other Party, unless specifically permitted by the owner of such systems.
(e)    Relation to Separation Agreement. The provisions of this Section 3.04 shall be in addition to, and not in derogation of, the provisions of the Separation Agreement governing Confidential Information and access to and use of employees, information and records.
(f)    Confidentiality. Except as otherwise set forth in this Agreement, all Employee Records and data relating to employees shall, in each case, be subject to the confidentiality provisions of the Separation Agreement.
(g)    Cooperation. Each member of the Hertz Group and HERC Holdings Group shall use commercially reasonable efforts to share, retain and maintain data and Employee Records that are necessary or appropriate to further the purposes of this Section 3.04 and for each other to administer their respective Benefit Plans to the extent consistent with this Agreement and applicable Law. Except as provided under the Transition Services Agreement, neither New Hertz

Holdings nor HERC Holdings shall charge the other any fee for such cooperation. The Parties agree to cooperate as long as is reasonably necessary to further the purposes of this Section 3.04.
Section 3.05    No-Hire and Non-Solicitation. Each Party agrees that, for a period of twelve (12) months from the Distribution, such Party shall not hire or solicit for employment any individual who is an employee of the other Party or any member of the other Party’s Group; provided, however, that, nothing in this Section 3.05 shall be construed to (i) prohibit the hiring by either Party of any employee of the other Party or any member of the other Party’s Group who initiated contact for the purpose of seeking employment without prior contact initiated by any employee or agent of the hiring Party, or (ii) prohibit the hiring of any person who applied for employment with either Party in response to any public advertising medium. For the avoidance of doubt, the restrictions under this Section 3.05 shall not apply to Former Employees whose most recent employment with New Hertz Holdings, HERC Holdings or their respective Affiliates was terminated prior to the Distribution.
Article IV

EQUITY AWARDS
Section 4.01    General Principles.
(a)    New Hertz Holdings and HERC Holdings shall take any and all reasonable actions as shall be necessary and appropriate to further the provisions of this Article IV, including, to the extent practicable, providing written notice or similar communication to each individual who holds one or more awards granted under the Old Hertz Holdings Equity Plans informing such individual of (i) the actions contemplated by this Article IV with respect to such awards and (ii) whether (and during what time period) any “blackout” period shall be imposed upon holders of awards granted under the Old Hertz Holdings Equity Plans during which time awards may not be exercised or settled, as the case may be.
(b)    No award described in this Article IV, whether outstanding or to be issued, adjusted, substituted, assumed, converted or cancelled by reason of or in connection with the Distribution, shall be issued, adjusted, substituted, assumed, converted or cancelled until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable Laws, including federal securities Laws. Any period of exercisability will not be extended on account of a period during which such an award is not exercisable pursuant to the preceding sentence.
(c)     Notwithstanding anything to the contrary in this Section 4.01, at any time prior to the Distribution, the compensation committee of the Old Hertz Holdings Board (the “Old Hertz Holdings Compensation Committee”) may provide for different adjustments with respect to some or all Old Hertz Holdings Equity Awards to the extent that the Old Hertz Holdings Compensation Committee deems such adjustments necessary and appropriate. Any adjustments made by the Old Hertz Holdings Compensation Committee pursuant to the foregoing sentence shall be effective immediately prior to the Distribution (or such other time determined by the Old Hertz Holdings Compensation Committee), and shall be deemed incorporated by reference herein as if fully set forth below and shall be binding on the Parties and their respective Affiliates.
Section 4.02    Establishment of Equity Incentive Plans. Prior to the Distribution, (a) New Hertz Holdings shall establish an equity incentive plan for the benefit of eligible New Hertz Holdings Employees and New Hertz Holdings Non-Employee Directors that is substantially similar to the Old Hertz Holdings Equity Plans (the “New Hertz Holdings Spinoff Equity Plan”) and (b) thereafter and prior to the Distribution, Old Hertz Holdings, as the sole stockholder of New Hertz Holdings, shall approve the New Hertz Holdings Spinoff Equity Plan.
Section 4.03    Treatment of Outstanding Equity Incentive Awards.
(a)    Old Hertz Holdings RSUs.
(i)    HERC Holdings Employees, Former HERC Holdings Employees, and HERC Holdings Non-Employee Directors. Each Old Hertz Holdings RSU that is outstanding as of immediately prior to the Distribution and held by a HERC Holdings Employee, a Former HERC Holdings Employee or a HERC Holdings Non-Employee Director, shall be adjusted by multiplying the number of RSUs subject to such Old Hertz Holdings RSU by the HERC Holdings Share Ratio (each such adjusted Old Hertz Holdings RSU, an “Adjusted HERC Holdings RSU”). If the resulting product includes a fractional RSU, the number of RSUs subject to such Adjusted HERC Holdings RSU shall be rounded down to the nearest whole RSU. Each Adjusted HERC Holdings RSU shall be subject to substantially the same terms and conditions (including, as applicable, with respect to service vesting) immediately after the Distribution as were applicable to the corresponding Old Hertz Holdings RSU immediately prior to the Distribution (except as otherwise provided herein).
(ii)    New Hertz Holdings Employees, Former New Hertz Holdings Employees, and New Hertz Holdings Non-Employee Directors. Each Old Hertz Holdings RSU that is outstanding as of immediately prior to the Distribution and held by a New Hertz Holdings Employee, a Former New Hertz Holdings Employee or a New Hertz Holdings Non-Employee Director, shall be converted as of the Distribution into an RSU of New Hertz Holdings (each such award, a “New Hertz Holdings Spin RSU”), with the number of RSUs subject to each such New Hertz Holdings Spin RSU to be set at a number equal to the product of (A) the number of RSUs subject to the corresponding Old Hertz Holdings RSU immediately prior to the Distribution multiplied by (B) the New Hertz Holdings Share Ratio, with any fractional RSU rounded down to the nearest whole RSU. Each New Hertz Holdings Spin RSU shall otherwise be subject to substantially the same terms and conditions (including, as applicable, with respect to service vesting) immediately after the Distribution as were applicable to the corresponding Old Hertz Holdings RSU immediately prior to the Distribution (except as otherwise provided herein).
(b)    Old Hertz Holdings PSUs.

(i)    HERC Holdings Employees and Former HERC Holdings Employees. Each Old Hertz Holdings PSU that is outstanding as of immediately prior to the Distribution and held by a HERC Holdings Employee or a Former HERC Holdings Employee shall be adjusted by multiplying the number of PSUs subject to such Old Hertz Holdings PSU by the HERC Holdings Share Ratio (each such adjusted Old Hertz Holdings PSU, an “Adjusted HERC Holdings PSU”). If the resulting product includes a fractional PSU, the number of PSUs subject to such Adjusted HERC Holdings PSU shall be rounded down to the nearest whole PSU. The performance goals for such Adjusted HERC Holdings PSUs shall consist of the performance goals applicable to the Old Hertz Holdings PSUs, as adjusted in the manner established by the Old Hertz Holdings Compensation Committee and otherwise in compliance with the Old Hertz Holdings Equity Plans and any applicable award agreement. Subject to the forgoing, each Adjusted HERC Holdings PSU shall be subject to substantially the same terms and conditions (including, as applicable, with respect to service vesting and performance vesting) immediately after the Distribution as were applicable to the corresponding Old Hertz Holdings PSU immediately prior to the Distribution (except as otherwise provided herein).
(ii)    New Hertz Holdings Employees and Former New Hertz Holdings Employees. Each Old Hertz Holdings PSU that is outstanding as of immediately prior to the Distribution and held by a New Hertz Holdings Employee or a Former New Hertz Holdings Employee shall be converted as of the Distribution into a PSU of New Hertz Holdings (each such award, a “New Hertz Holdings Spin PSU”), with the number of PSUs subject to each such New Hertz Holdings Spin PSU to be set at a number equal to the product of (A) the number of PSUs subject to the corresponding Old Hertz Holdings PSU immediately prior to the Distribution multiplied by (B) the New Hertz Holdings Share Ratio, with any fractional PSU rounded down to the nearest whole PSU. The performance goals for such New Hertz Holdings Spin PSUs shall consist of the performance goals applicable to the Old Hertz Holdings PSUs, as adjusted in the manner established by the Old Hertz Holdings Compensation Committee and otherwise in compliance with the Old Hertz Holdings Equity Plans and any applicable award agreement. Subject to the foregoing, each New Hertz Holdings Spin PSU shall otherwise be subject to substantially the same terms and conditions (including, as applicable, with respect to service vesting and performance vesting) immediately after the Distribution as were applicable to the corresponding Old Hertz Holdings PSU immediately prior to the Distribution (except as otherwise provided herein).
(c)    Old Hertz Holdings Options.
(i)    HERC Holdings Employees and Former HERC Holdings Employees. Each Old Hertz Holdings Option that is outstanding as of immediately prior to the Distribution and held by a HERC Holdings Employee or a Former HERC Holdings Employee shall remain an option to purchase HERC Holdings Shares (each such option, an “Adjusted HERC Holdings Option”), with exercise price and the number of HERC Holdings Shares subject to the Adjusted HERC Holdings Option adjusted as follows:

(x)  the per-share exercise price of each such Adjusted HERC Holdings Option shall be equal to the product of (A) the per-share exercise price of the corresponding Old Hertz Holdings Option immediately prior to the Distribution multiplied by (B) the HERC Holdings Price Ratio, rounded up to the nearest whole cent; and
(y) the number of HERC Holdings Shares subject to each such Adjusted HERC Holdings Option shall be equal to the product of (A) the number of Old Hertz Holdings Shares subject to the corresponding Old Hertz Holdings Option immediately prior to the Distribution multiplied by (B) the HERC Holdings Share Ratio, with any fractional share rounded down to the nearest whole share.
The performance goals for any such Adjusted HERC Holdings Options that are subject to performance goals shall consist of the performance goals applicable to the Old Hertz Holdings Options, as adjusted in the manner established by the Old Hertz Holdings Compensation Committee and otherwise in compliance with the Old Hertz Holdings Equity Plans and any applicable award agreement. Subject to the foregoing, each Adjusted HERC Holdings Option shall otherwise be subject to substantially the same terms and conditions (including, as applicable, with respect to service vesting and option expiration) immediately after the Distribution as were applicable to the corresponding Old Hertz Holdings Option immediately prior to the Distribution (except as otherwise provided herein).
(ii)    New Hertz Holdings Employees and Former New Hertz Holdings Employees. Each Old Hertz Holdings Option that is outstanding as of immediately prior to the Distribution and held by a New Hertz Holdings Employee, a Former New Hertz Holdings Employee, a New Hertz Holdings Non-Employee Director, or a Former Old Hertz Holdings Non-Employee Director shall be converted as of the Distribution into an option to purchase New Hertz Holdings Shares (each such option, a “New Hertz Holdings Spin Option”), with the exercise price and the number of New Hertz Holdings Shares subject to the New Hertz Holdings Spin Option adjusted as follows:
(x) the per-share exercise price of each such New Hertz Holdings Spin Option shall be equal to the product of (A) the per-share exercise price of the corresponding Old Hertz Holdings Option immediately prior to the Distribution multiplied by (ii) the New Hertz Holdings Price Ratio, rounded up to the nearest whole cent; and
(y) the number of New Hertz Holdings Shares subject to each such New Hertz Holdings Spin Option shall be equal to the product of (A) the number of Old Hertz Holdings Shares subject to the corresponding Old Hertz Holdings Option immediately prior to the Distribution multiplied by (B) the New Hertz Holdings Share Ratio, with any fractional share rounded down to the nearest whole share.

The performance goals for any such New Hertz Holdings Spin Options that are subject to performance goals shall consist of the performance goals applicable to the Old Hertz Holdings Options, as adjusted in the manner established by the Old Hertz Holdings Compensation Committee and otherwise in compliance with the Old Hertz Holdings Equity Plan and any applicable award agreements. Subject to the foregoing, each New Hertz Holdings Spin Option shall otherwise be subject to substantially the same terms and conditions (including, as applicable, with respect to service vesting and option expiration) immediately after the Distribution as were applicable to the corresponding Old Hertz Holdings Option immediately prior to the Distribution (except as otherwise provided herein).
(d)    Old Hertz Holdings Phantom Shares Held By Non-Employee Directors.
(i)    Each Old Hertz Holdings Phantom Share that is outstanding as of immediately prior to the Distribution and held by a HERC Holdings Non-Employee Director, shall be adjusted by multiplying the number of Phantom Shares subject to such Old Hertz Holdings Phantom Share by the HERC Holdings Share Ratio (each such adjusted Old Hertz Holdings Phantom Share, an “Adjusted HERC Holdings Phantom Share”). If the resulting product includes a fractional Phantom Share, the number of Phantom Shares subject to such Adjusted HERC Holdings Phantom Share shall be rounded down to the nearest whole Phantom Share. Each Adjusted HERC Holdings Phantom Share shall be settled immediately after the Distribution in accordance with its terms.
(ii)    Each Old Hertz Holdings Phantom Share that is outstanding as of immediately prior to the Distribution and held by a New Hertz Holdings Non-Employee Director, shall be converted as of the Distribution into a Phantom Share of New Hertz Holdings (each such award, a “New Hertz Holdings Spin Phantom Share”), with the number of Phantom Shares subject to each such New Hertz Holdings Spin Phantom Share to be set at a number equal to the product of (A) the number of Phantom Shares subject to the corresponding Old Hertz Holdings Phantom Share immediately prior to the Distribution multiplied by (B) the New Hertz Holdings Share Ratio, with any fractional Phantom Share rounded down to the nearest whole Phantom Share. Each New Hertz Holdings Spin Phantom Share shall be settled immediately after the Distribution in accordance with its terms.
(e)    Miscellaneous Award Terms.
(i)    For the avoidance of doubt, neither the Separation nor the Distribution shall constitute a termination of employment (or service) for any employee (or non-employee director) for purposes of any New Hertz Holdings Award or any HERC Holdings Award.
(ii)    For any New Hertz Holdings Award granted under this Section 4.03, and without limiting Sections 12.10 and 12.11, any reference to a “change in control,” “change of control” or similar definition in an award agreement shall refer to a “Change of Control” as set forth in the New Hertz Holdings Spinoff Equity Plan (as such definition may be adjusted by the applicable award agreement).
(iii)    Nothing in this Agreement shall be construed to limit the Old Hertz Holdings Compensation Committee from equitably adjusting Old Hertz Holdings Equity Awards pursuant to its powers under the Old Hertz Holdings Equity Plans and applicable award agreements.
Section 4.04    Section 16(b) of the Exchange Act. By approving the adoption of this Agreement, the respective Boards of Directors of each of New Hertz Holdings and HERC Holdings intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity incentive awards by directors and officers of each of New Hertz Holdings and HERC Holdings, and the respective Boards of Directors of New Hertz Holdings and HERC Holdings also intend expressly to approve, in respect of any equity-based award, the use of any method for the payment of an exercise price and the satisfaction of any applicable Tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of option shares from delivery in satisfaction of applicable Tax withholding requirements) to the extent such method is permitted under the Old Hertz Holdings Equity Plans, New Hertz Holdings Spinoff Equity Plan and any award agreements, as applicable.
Section 4.05    Liabilities for Settlement of Awards. Except as provided for pursuant to Section 4.07, from and after the Distribution (a) New Hertz Holdings (or one or more members of the Hertz Group so designated) shall be responsible for all Liabilities associated with New Hertz Holdings Awards, including any option exercise, share delivery, registration or other obligations related to the exercise, vesting or settlement of the New Hertz Holdings Awards and (b) HERC Holdings shall be responsible for all Liabilities associated with HERC Holdings Awards, including any option exercise, share delivery, registration or other obligations related to the exercise, vesting or settlement of the HERC Holdings Awards.
Section 4.06    Form S-8. Prior to, upon or as soon as reasonably practicable after the Distribution Date and subject to applicable Law, New Hertz Holdings shall prepare and file with the U.S. Securities and Exchange Commission one or more registration statements on Form S-8 (or another appropriate form) registering under the Securities Act of 1933, as amended, the offering of a number of shares of New Hertz Holdings Common Stock at a minimum equal to the number of shares that are or may be subject to New Hertz Holdings Awards. New Hertz Holdings shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any New Hertz Holdings Awards remain outstanding.
Section 4.07    Tax Reporting and Withholding for Equity‑Based Awards. The HERC Holdings Group will be responsible for all income, payroll, or other tax reporting related to income of HERC Holdings Employees or Former HERC Holdings Employees from equity-based awards, and New Hertz Holdings (or another member of the Hertz Group) will be responsible for all income, payroll, or other tax reporting related to income of New Hertz Holdings Employees or Former New Hertz Holdings Employees from equity-based awards. Similarly, the HERC Holdings Group will be responsible for all income, payroll, or other tax reporting related to income of HERC Holdings Non-Employee Directors from equity-based awards, and New Hertz Holdings or another member of the Hertz Group will be responsible for all income, payroll, or other tax reporting related to income of New Hertz Holdings Non-Employee Directors from equity-based awards. Further, HERC Holdings (or another member of the HERC Holdings Group) shall be responsible for remitting applicable tax withholdings for HERC Holdings Employees and Former HERC Holdings Employees to each applicable taxing authority, and New Hertz Holdings (or another member of the Hertz Group) shall be responsible for remitting applicable tax withholdings for New Hertz Holdings Employees and Former New Hertz Holdings Employees to each applicable taxing authority.
Section 4.08    Cooperation. Each of the Parties shall properly administer (i) exercises of vested Adjusted HERC Holdings Options and New Hertz Holdings Spin Options, (ii) the vesting and forfeiture of other unvested HERC Holdings Awards and New Hertz Holdings Awards, and (iii) the withholding and reporting requirements with respect to all awards. Each of the Parties shall cooperate with the other to unify and consolidate all indicative data and payroll and employment information on regular timetables and to ensure that each applicable Person’s data and records in respect of such awards are correct and updated on a timely basis. The foregoing shall include employment status and information required for vesting and forfeiture of awards and tax withholding/remittance, compliance with trading windows and compliance with the requirements of the Exchange Act and other applicable Laws.
Section 4.09    Old Hertz Holdings Equity Awards in Certain Non-U.S. Jurisdictions. Notwithstanding the provisions of Section 4.03, the Parties may mutually agree, in their sole discretion, not to adjust certain outstanding Old Hertz Holdings Equity Awards held by non-U.S. award holders pursuant to the provisions of Section 4.03, where those actions would create or trigger adverse legal, accounting or tax consequences for Old Hertz Holdings, HERC Holdings, New Hertz Holdings, and/or the affected non-U.S. award holders. In such circumstances, Old Hertz Holdings, HERC Holdings and/or New Hertz Holdings may take any action necessary or advisable to prevent any such adverse legal, accounting or tax consequences, including, but not limited to, agreeing that the outstanding Old Hertz Holdings Equity Awards of the affected non-U.S. award holders shall terminate in accordance with the terms of the Old Hertz Holdings Equity Plans and the underlying award agreements, in which case New Hertz Holdings, HERC Holdings or Old Hertz Holdings, as applicable, shall equitably compensate the affected non-U.S. award holders in an alternate manner determined by New Hertz Holdings, HERC Holdings, or Old Hertz Holdings, as applicable, in its sole discretion, or apply an alternate adjustment method. Where and to the extent required by applicable Law or tax considerations outside the United States, the adjustments described in this Section 4.09 shall be deemed to have been effectuated immediately prior to the Distribution.
Article V

CERTAIN U.S. WELFARE BENEFIT MATTERS
Section 5.01    Establishment of HERC Holdings Spinoff Welfare Plans.

(a)    On or prior to the first day of the 2016 Plan Year, and subject to Sections 5.01(b) and 5.05, HERC Holdings shall, or shall cause another member of the HERC Holdings Group to, establish and adopt Welfare Plans for the 2016 Plan Year that will provide welfare benefits to each eligible HERC Holdings Employee and Former HERC Holdings Employee who is, as of immediately prior to the first day of the 2016 Plan Year, eligible for or a participant in any of the New Hertz Holdings Welfare Plans (and their eligible spouses and dependents, as the case may be) (the “HERC Holdings Spinoff Welfare Participants”) under terms and conditions that are comparable to the New Hertz Holdings Welfare Plans (the “HERC Holdings Spinoff Welfare Plans”). Subject to any changes made by a HERC Holdings Spinoff Welfare Participant during annual enrollment for the 2016 Plan Year (or as otherwise permitted under the terms of the HERC Holdings Spinoff Welfare Plans), coverage and benefits that were provided under the New Hertz Holdings Welfare Plans shall then be provided to the HERC Holdings Spinoff Welfare Participants on an uninterrupted basis under the newly established HERC Holdings Spinoff Welfare Plans. As of the first day of the 2016 Plan Year, the HERC Holdings Spinoff Welfare Plans shall contain the terms and conditions set by New Hertz Holdings for the HERC Holdings Spinoff Welfare Plans prior to the 2016 Plan Year. HERC Holdings Spinoff Welfare Participants shall cease to be eligible for coverage under the New Hertz Holdings Welfare Plans on and after the first day of the 2016 Plan Year (unless specifically eligible to do so pursuant to the terms of the New Hertz Holdings Welfare Plan, provided that such eligibility shall cease no later than the Distribution). For the avoidance of doubt, HERC Holdings Employees and Former HERC Holdings Employees shall not participate in any New Hertz Holdings Welfare Plans on and after the first day of the 2016 Plan Year (unless specifically eligible to do so pursuant to the terms of the New Hertz Holdings Welfare Plan, provided that such eligibility shall cease no later than the Distribution), and New Hertz Holdings Employees and Former New Hertz Holdings Employees shall not participate in any HERC Holdings Spinoff Welfare Plans at any time (unless specifically eligible to do so pursuant to the terms of the HERC Holdings Spinoff Welfare Plan, provided that such eligibility shall cease no later than the Distribution). From and after the first day of the 2016 Plan Year, the HERC Holdings Group shall be exclusively responsible for all obligations and Liabilities with respect to the HERC Holdings Spinoff Welfare Plans and the Hertz Group shall be exclusively responsible for all obligations and Liabilities with respect to the New Hertz Holdings Welfare Plans. For avoidance of doubt, this Section 5.01 shall be construed and interpreted in the same manner whether the Distribution occurs before, on or after the first day of the 2016 Plan Year; provided, further, that in the event the Distribution occurs on or after the first day of the 2016 Plan Year, references in this Section 5.01 to a “HERC Holdings Employee” or “Former HERC Holdings Employee” shall mean, solely for the period of the 2016 Plan Year prior to the Distribution and solely for the purpose of determining whether an individual is a “HERC Holdings Spinoff Welfare Participant,” any individual who is designated by Old Hertz Holdings as eligible for a HERC Holdings Spinoff Welfare Plan.
(b)    Nothing in this Section 5.01 shall prohibit New Hertz Holdings from making coverage or benefit changes affecting the New Hertz Holdings Welfare Plans or the HERC Holdings Spinoff Welfare Plans in connection with the beginning of the 2016 Plan Year, as otherwise determined by New Hertz Holdings prior to such date.

(c)    Except as otherwise specifically set forth in this Agreement, New Hertz Holdings (or one or more members of the Hertz Group so designated) shall retain Liability and responsibility in accordance with the applicable New Hertz Holdings Welfare Plan for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by participants (and their dependents and beneficiaries), including any HERC Holdings Spinoff Welfare Participants, under such plans prior to the first day of the 2016 Plan Year. HERC Holdings shall retain Liability and responsibility in accordance with the HERC Holdings Spinoff Welfare Plans for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by participants (and their dependents and beneficiaries), including HERC Holdings Employees and Former HERC Holdings Employees (and their dependents and beneficiaries), under such plans for the 2016 Plan Year and after. For purposes of this Section 5.01(c), a benefit claim shall be deemed to be incurred when the event giving rise to the benefit under the applicable Welfare Plan has occurred as set forth in the governing plan documents, if it is clear based on the governing documents of both the New Hertz Holdings Welfare Plan and the HERC Holdings Spinoff Welfare Plans which plan should be responsible for the claim or, if not, as follows: (i) health, dental, vision, employee assistance program, and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies; (ii) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, or other event giving rise to such benefits and (iii) with respect to short- and long-term disability benefits, upon the date of an individual’s onset of disability (subject to Section 5.01(d) below), as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or expense.
(d)    HERC Holdings Employees on Disability.
(i)    Any HERC Holdings Employee who is on short-term disability leave and receiving insured short-term disability benefits under The Hertz Corporation Short Term Disability Benefits Plan for Non-Exempt Employees (the “Hertz Insured STD Plan”) immediately prior to the first day of the 2016 Plan Year (or who incurs a disability prior to the first day of the 2016 Plan Year that thereafter qualifies for insured short-term disability benefits under the Hertz Insured STD Plan) (a “HERC Holdings Insured STD Employee”) shall receive or continue to receive benefits under the Hertz Insured STD Plan on and after the first day of the 2016 Plan Year in accordance with the provisions of the Hertz Insured STD Plan. HERC Holdings shall reimburse New Hertz Holdings for any ongoing costs associated therewith with respect to such HERC Holdings Insured STD Employees.
(ii)    With respect to any HERC Holdings Employee who is eligible for self-insured short-term disability benefits (salary continuation benefits) immediately prior to the first day of the 2016 Plan Year (a “HERC Holdings Self-Insured STD Employee”), HERC Holdings (or a member of the HERC Holdings Group) will be responsible for continuing to provide such benefits under a HERC Holdings Spinoff Welfare Plan. Such benefits shall be determined in a manner consistent with past practice. For the avoidance of doubt, any HERC Holdings Self-Insured STD Employees shall be transferred to, and shall receive any short-term disability benefits (salary continuation benefits) to which such HERC Holdings Self-Insured STD Employee is entitled, from HERC Holdings (or a member of the HERC Holdings Group) and New Hertz Holdings shall have no Liability for such benefits.
(iii)    Any HERC Holdings Employee or Former HERC Holdings Employee who is on long-term disability leave and receiving insured long-term disability benefits under the Hertz Custom Benefit Program (the “Hertz LTD Plan”) immediately prior to the first day of the 2016 Plan Year (a “HERC Holdings LTD Employee”) shall continue to receive benefits under the Hertz LTD Plan in accordance with the provisions of the Hertz LTD Plan on and after the first day of the 2016 Plan Year. HERC Holdings shall reimburse New Hertz Holdings for any ongoing costs associated therewith with respect to such HERC Holdings LTD Employees.
(iv)    The Hertz LTD Plan shall remain responsible for long-term disability benefits for any HERC Holdings Insured STD Employee or HERC Holdings Self-Insured STD Employee who becomes eligible for long-term disability benefits on or after the first day of the 2016 Plan Year, provided that the disability relates to the same condition that began prior to the first day of the 2016 Plan Year and for which short-term disability benefits were paid, and provided further that the HERC Holdings Insured STD Employee or HERC Holdings Self-Insured STD Employee meets the requirements for long-term disability benefits under the Hertz LTD Plan (a “Future HERC Holdings LTD Employee”).
(v)    In no event will New Hertz Holdings be obligated to provide any other employment-related benefits (including any Welfare Plan benefits) after the Distribution Date to a HERC Holdings Insured STD Employee, a HERC Holdings Self-Insured STD Employee, a HERC Holdings LTD Employee, or a Future HERC Holdings LTD Employee. Nothing herein shall require New Hertz Holdings or a member of the Hertz Group to offer employment in the event a HERC Holdings Insured STD Employee, a HERC Holdings Self-Insured STD Employee, a HERC Holdings LTD Employee, or a Future HERC Holdings LTD Employee is released to return to work.
(vi)    For avoidance of doubt, if any HERC Holdings Insured STD Employee, HERC Holdings LTD Employee or Future HERC Holdings LTD Employee is released to return to work or becomes no longer entitled to receive benefits under the Hertz Insured STD Plan or the Hertz LTD Plan on or after the first day of the 2016 Plan Year, and provided that HERC Holdings is notified of such fact, any employment or return to work obligations shall be the responsibility of HERC Holdings.
(e)    Benefit Elections and Designations. As of the first day of the 2016 Plan Year, HERC Holdings shall cause the HERC Holdings Spinoff Welfare Plans to recognize and give effect to all elections (including all coverage and contribution elections) made or deemed to be made by each HERC Holdings Spinoff Welfare Participant during annual enrollment for the 2016 Plan Year. Notwithstanding the foregoing, New Hertz Holdings shall transfer and HERC

Holdings shall recognize and give effect to beneficiary designations made by a HERC Holdings Spinoff Welfare Participant, to the extent that such beneficiary designations are (i) on file at the third party administrator of the New Hertz Holdings Welfare Plans prior to the Distribution, or (ii) transferred by New Hertz Holdings to HERC Holdings prior to the Distribution. After the Distribution, and subject to applicable law, New Hertz Holdings shall not be required to maintain paper records of beneficiary designations made before the Distribution by HERC Holdings Spinoff Welfare Plan Participants.
Section 5.02    HERC Holdings Retained Welfare Plans. Prior to the Distribution, HERC Holdings shall, or shall cause a member of the HERC Holdings Group to retain, or to the extent necessary, assume sponsorship of the Welfare Plans listed on Schedule 5.02 (the “HERC Holdings Retained Welfare Plans”). From and after the Distribution, the HERC Holdings Group shall be exclusively responsible for all obligations and Liabilities with respect to the HERC Holdings Retained Welfare Plans, whether accrued before, on or after the time at the Distribution.
Section 5.03    Accrued Paid Time Off, Vacation and Sick Pay.
(a)    The HERC Holdings Group shall assume responsibility for accrued vacation and sick pay and any other paid time off, without reduction, attributable to HERC Holdings Employees and Former HERC Holdings Employees (i.e., with respect to Former HERC Holdings Employees, for vacation, sick pay and other paid time off that has been accrued but not cashed out) as of the time of the Distribution. The Hertz Group shall assume responsibility for accrued vacation and sick pay and any other paid time off, without reduction, attributable to New Hertz Holdings Employees and Former New Hertz Holdings Employees (i.e., with respect to Former New Hertz Holdings Employees, for vacation, sick pay and other paid time off that has been accrued but not cashed out) as of the time of the Distribution.
(b)    The Distribution and the assignment, transfer, or continuation of the employment of employees in connection therewith shall not be deemed to entitle any employee to payment of any accrued but unused vacation, sick pay, or other paid time off.
Section 5.04    COBRA. HERC Holdings (or one or more members of the HERC Holdings Group so designated) shall assume responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to Former HERC Holdings Employees who, immediately prior to the first day of the 2016 Plan Year, were covered under a New Hertz Holdings Welfare Plan pursuant to COBRA. New Hertz Holdings shall maintain responsibility for compliance with the health care continuation requirements of COBRA with respect to Former New Hertz Holdings Employees who, immediately prior to the first day of the 2016 Plan Year, were covered under a New Hertz Holdings Welfare Plan pursuant to COBRA. The Parties agree that neither the Distribution nor any transfers of employment that occur in connection with and on or prior to the Distribution shall constitute a COBRA qualifying event (as defined in Section 4980B of the Code) for purposes of COBRA; provided, that, in all events, HERC Holdings shall assume, or shall have caused the HERC Holdings Spinoff Welfare Plans or the HERC Holdings Retained Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to HERC Holdings

Employees who, on or after the first day of the 2016 Plan Year, incur a qualifying event for purposes of COBRA.
Section 5.05    Third Party Vendors. To the extent any New Hertz Holdings Welfare Plan is administered by a third party vendor, New Hertz Holdings and HERC Holdings will cooperate and use their commercially reasonable efforts to “clone” any contract with such third party vendor for HERC Holdings or the applicable member of the HERC Holdings Group and to maintain any pricing discounts or other preferential terms for New Hertz Holdings, HERC Holdings and members of their respective Groups, as applicable. Neither party shall be liable for failure to obtain such cloned contract, pricing discounts or other preferential terms for HERC Holdings or any member of the HERC Holdings Group. Each Party shall be responsible for any additional premiums, charges or administrative fees that such Party may incur pursuant to this Section 5.05.
Section 5.06    Severance.
(a)    General Principle. New Hertz Holdings (or one or more members of the Hertz Group so designated) shall retain responsibility and all Liabilities for providing (or continuing to provide) any severance payments to New Hertz Holdings Employees and Former New Hertz Holdings Employees on and after the time of the Distribution, and neither HERC Holdings nor any member of the HERC Holdings Group shall have any Liability with respect to such severance payments with respect to Former New Hertz Holdings Employees. HERC Holdings (or one or more members of the HERC Holdings Group so designated) shall retain responsibility and all Liabilities for providing (or continuing to provide) any severance payments to HERC Holdings Employees and Former HERC Holdings Employees on and after the time of the Distribution, and neither New Hertz Holdings nor any member of the Hertz Group shall have any Liability with respect to such severance payments with respect to Former HERC Holdings Employees.
(b)    Old Hertz Holdings Severance Plan. Old Hertz Holdings hereby assigns, and shall cause each other applicable member of the HERC Holdings Group to assign, to New Hertz Holdings or another member of the Hertz Group, as designated by New Hertz Holdings, the Old Hertz Holdings Severance Plan, with such assignment to be effective as of the Distribution Date. From and after the Distribution Date, New Hertz Holdings shall accept, assume and faithfully perform, discharge and fulfill the obligations of such assumed plan.
Section 5.07    No Restrictions on Amendment or Termination. Notwithstanding anything to the contrary in this Agreement, nothing shall prohibit any member of the Hertz Group or the HERC Holdings Group from amending, modifying or terminating any Welfare Plan, as applicable, in accordance with the terms of such plan.
Section 5.08    Multiemployer Health Plans. On and after the Distribution, (a) New Hertz Holdings shall be exclusively responsible for any contributions to a multiemployer welfare plan pursuant to a New Hertz Holdings Collective Bargaining Agreement, and (b) HERC Holdings shall be exclusively responsible for any contributions to a multiemployer welfare plan pursuant to a HERC Holdings Collective Bargaining Agreement.

Article VI

U.S. DEFINED CONTRIBUTION PLANS
Section 6.01    Establishment of the HERC Holdings Spinoff Savings Plan. HERC Holdings shall, or shall cause another member of the HERC Holdings Group to, establish a defined contribution plan and trust no later than the time of the Distribution for the benefit of HERC Holdings Employees and Former HERC Holdings Employees (the “HERC Holdings Spinoff Savings Plan”). HERC Holdings shall, or shall cause another member of the HERC Holdings Group to, be responsible for taking all necessary steps to establish, maintain, and administer the HERC Holdings Spinoff Savings Plan with the intention that it be qualified under Section 401(a) of the Code and that the related trust thereunder be exempt under Section 501(a) of the Code. HERC Holdings (acting directly or through its Subsidiaries) shall be responsible for any and all Liabilities and other obligations with respect to the HERC Holdings Spinoff Savings Plan.
(a)    Participation in HERC Holdings Spinoff Savings Plan. Each HERC Holdings Employee and Former HERC Holdings Employee who was an active participant (or eligible to participate) or an inactive participant in the Hertz Savings Plan as of the time of the Distribution (the “HERC Holdings Spinoff Savings Plan Beneficiaries”) shall be eligible to participate in the HERC Holdings Spinoff Saving Plan effective from and after the time of the Distribution (or such earlier date as designated under the HERC Holdings Spinoff Savings Plan). HERC Holdings Employees and Former HERC Holdings Employees shall not make or receive additional contributions under the Hertz Savings Plan on and after the time of the Distribution (or such earlier date as designated under the Hertz Savings Plan).
(b)    Transfer of Hertz Savings Plan Assets. No later than ninety (90) days following the Distribution Date (or such later time as mutually agreed by the Parties), New Hertz Holdings shall cause the accounts (including any outstanding loan balances) in the Hertz Savings Plan attributable to the HERC Holdings Spinoff Savings Plan Beneficiaries and all of the assets in the Hertz Savings Plan trust related thereto (the “Hertz Savings Plan HERC Holdings Assets”) to be transferred in kind (subject to the consent of the plan administrator of the HERC Holdings Spinoff Savings Plan) or in cash (at the election of the plan administrator of the Hertz Savings Plan) to the HERC Holdings Spinoff Savings Plan, and HERC Holdings shall cause the HERC Holdings Spinoff Savings Plan to accept such transfer of accounts and underlying Hertz Savings Plan HERC Holdings Assets (including any applicable promissory notes) and, effective as of the date of such transfer, to assume all Liabilities of, and to fully perform, pay, and discharge, all obligations of, the Hertz Savings Plan relating to the accounts of the HERC Holdings Spinoff Savings Plan Beneficiaries (to the extent the Hertz Savings Plan HERC Holdings Assets related to those accounts are actually transferred from the Hertz Savings Plan to the HERC Holdings Spinoff Savings Plan). To the extent that certain investment funds will not be replicated in the HERC Holdings Spinoff Savings Plan, any assets invested in such investment funds in the Hertz Savings Plan shall be mapped to new investment funds in the HERC Holdings Spinoff Savings Plan. Notwithstanding any provision to the contrary, the transfer of Hertz Savings Plan HERC

Holdings Assets shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)-1, and Section 208 of ERISA. New Hertz Holdings shall be responsible for taking all necessary, reasonable and appropriate action so that, as of the date of transfer of the Hertz Savings Plan HERC Holdings Assets and as of any other date relevant for purposes of this Agreement, the Hertz Savings Plan is qualified under Section 401(a) of the Code and the related trust thereunder is exempt under Section 501(a) of the Code. While it is the intent of the Parties that the preceding transfer be effectuated in a single transfer, the Parties may agree that such transfer be effectuated in multiple transfers to the extent administratively necessary, and in each such case, the provisions of this paragraph shall be construed accordingly.
(c)    Continuation of Elections. As of the time of the Distribution (or such earlier date as designated under the HERC Holdings Spinoff Savings Plan), HERC Holdings (acting directly or through its Subsidiaries) shall take commercially reasonable steps to cause the HERC Holdings Spinoff Savings Plan to recognize and maintain all Hertz Savings Plan elections, including but not limited to, deferral, investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to HERC Holdings Spinoff Savings Plan Beneficiaries, to the extent such election or designation is available under the HERC Holdings Spinoff Savings Plan and may be continued under applicable Law. The HERC Holdings Spinoff Savings Plan shall assume and honor the terms of all qualified domestic relations orders in effect under the Hertz Savings Plan with respect to the HERC Holdings Spinoff Savings Plan Beneficiaries. Prior to the time of the Distribution, New Hertz Holdings shall provide written notice to all individuals anticipated to be HERC Holdings Spinoff Savings Plan Beneficiaries of the intended continuation of such elections. Any deferrals under the HERC Holdings Spinoff Savings Plan with respect to HERC Holdings Spinoff Savings Plan Beneficiaries will begin on the first payroll period following the Distribution Date (or such earlier time as designated by the HERC Holdings Spinoff Savings Plan).
(d)    Regulatory Filings. HERC Holdings (acting directly or through its Subsidiaries) shall submit an application to the Internal Revenue Service (“IRS”) as soon as practicable after the Distribution (but no later than the last day of the applicable remedial amendment period as defined in applicable Code provisions) requesting a determination letter regarding the qualified status of the HERC Holdings Spinoff Savings Plan under Section 401(a) of the Code and the tax-exempt status of its related trust under Section 501(a) of the Code as of the Distribution Date and shall make any amendments reasonably requested by the IRS to receive such a favorable determination letter. In connection with the transfer of the Hertz Savings Plan HERC Holdings Assets and Liabilities from the Hertz Savings Plan to the HERC Holdings Spinoff Savings Plan contemplated in this Article VI, New Hertz Holdings and HERC Holdings (each acting directly or through its Subsidiaries) shall cooperate in making any and all appropriate filings required by the IRS, or required under the Code, ERISA or any applicable regulations, and shall take all such action as may be necessary and appropriate to cause such plan-to-plan transfer to take place as soon as practicable after the Distribution; provided, however, that HERC Holdings (acting directly or through its Subsidiaries) shall be solely responsible for complying with any requirements and applying for any IRS determination letter with respect to the HERC Holdings Spinoff Savings Plan.

(e)    Plan Fiduciaries. For all periods, including on and after the Distribution Date, the Parties agree that the applicable fiduciaries of each of the Hertz Savings Plan and the HERC Holdings Spinoff Savings Plan, respectively, shall have the authority with respect to the Hertz Savings Plan and the HERC Holdings Spinoff Savings Plan, respectively, to determine the investment alternatives, the terms and conditions with respect to those investment alternatives and such other matters as are within the scope of their duties under ERISA and the terms of the applicable plan documents.
Section 6.02    Other Savings Plans. As of the Distribution, HERC Holdings shall, or shall cause another member of the HERC Holdings Group to, retain (or assume to the extent necessary) plan sponsorship of the Cinelease, Inc. Employees 401(k) Plan (the “HERC Holdings Retained Savings Plan”), and from and after the Distribution, HERC Holdings (acting directly or through its Subsidiaries) shall be responsible for any and all Liabilities and other obligations with respect to the HERC Holdings Retained Savings Plan, whether accrued before, on or after the time of the Distribution; provided, however, that such plan may be merged into the HERC Holdings Spinoff Savings Plan before, on or after the time of the Distribution, and the foregoing plan sponsorship requirement shall not be applicable in such case for the merged plan thereafter.
Article VII

U.S. DEFINED BENEFIT PLANS
Section 7.01    Establishment of HERC Holdings Spinoff Pension Plan. Effective as of or before the time of the Distribution, HERC Holdings shall establish a pension plan (the “HERC Holdings Spinoff Pension Plan”). HERC Holdings shall be responsible for taking all necessary steps to establish, maintain, and administer the HERC Holdings Spinoff Pension Plan with the intention that it be qualified under Section 401(a) of the Code and that the related trust thereunder be exempt under Section 501(a) of the Code. HERC Holdings (acting directly or through its Subsidiaries) shall be responsible for any and all Liabilities and other obligations with respect to the HERC Holdings Spinoff Pension Plan. The accrued benefit and portion of the Liabilities relating to HERC Holdings Employees and Former HERC Holdings Employees (and their respective beneficiaries and alternate payees) (the “HERC Holdings Spinoff Pension Plan Beneficiaries”) under the Hertz Pension Plan shall be transferred to the HERC Holdings Spinoff Pension Plan as of the Distribution Date (the “Pension Transfer”) in accordance with this Section 7.01 and Code Section 414(l), Treasury Regulation Section 1.414(1)-1, and ERISA Section 208. At such time, such Liabilities shall cease to be Liabilities of the Hertz Pension Plan.
(a)    Transfer of Hertz Pension Plan Assets and Liabilities.
(i)    New Hertz Holdings or another member of the Hertz Group shall cause its actuary to determine the estimated value, as of the Distribution Date, of the assets to be transferred from the Hertz Pension Plan to the HERC Holdings Spinoff Pension Plan in connection with the Pension Transfer, in accordance with the assumptions and methodologies deemed reasonable by New Hertz Holdings (the “Estimated Pension Plan Transfer Amount”). Within sixty (60) days after the Distribution Date, New Hertz Holdings or a member of the Hertz Group shall cause the Hertz Pension Plan’s trust to transfer to the HERC Holdings Spinoff Pension Plan’s trust an amount in cash or in-kind (as determined by New Hertz Holdings) equal to approximately 95% of the Estimated Pension Plan Transfer Amount. During the time prior to such transfer (and for such time thereafter as the Parties may agree to), benefits for HERC Holdings Spinoff Pension Plan Beneficiaries in pay status shall be paid from the Hertz Pension Plan’s trust. As provided in Section 7.01(a)(ii), the Final Pension Plan Transfer Amount shall be reduced by the amount of these benefits paid to a HERC Holdings Spinoff Pension Plan Beneficiary.
(ii)    Within nine (9) months) (or as otherwise agreed to by the Parties) after the Distribution Date, New Hertz Holdings or another member of the Hertz Group shall cause its actuary to provide HERC Holdings with a revised calculation of the value, as of the Distribution Date, of the assets to be transferred to the HERC Holdings Spinoff Pension Plan’s trust in connection with the Pension Transfer, in accordance with the assumptions and methodologies described in Pension Benefit Guaranty Corporation Regulations Sections 4044.51-57 (the “Final Pension Plan Transfer Amount”) for the HERC Holdings Spinoff Pension Plan. Within ten (10) months (or as otherwise agreed to by the Parties) after the Distribution Date, New Hertz Holdings or another member of the Hertz Group will cause the Hertz Pension Plan’s trust to transfer to the HERC Holdings Spinoff Pension Plan’s trust an amount in cash or in kind (as determined by New Hertz Holdings) equal to (a) the Final Pension Plan Transfer Amount, minus (b) any amounts previously transferred from the Hertz Pension Plan (1) directly to the HERC Holdings Spinoff Pension Plan or (2) to a third party (including any HERC Holdings Spinoff Pension Plan Beneficiary) on behalf of the HERC Holdings Spinoff Pension Plan (such amount, the “True-Up Amount”). If the True-Up Amount is a negative number, HERC Holdings or a member of the HERC Holdings Group will cause the HERC Holdings Spinoff Pension Plan to transfer to the Hertz Pension Plan an amount, in cash or in kind (as determined by HERC Holdings), by which the amounts described in clause (b) in the preceding sentence exceed the Final Pension Plan Transfer Amount. The Parties hereto acknowledge that the transfer of the True-Up Amount will be in full settlement and satisfaction of the obligations of New Hertz Holdings and HERC Holdings to transfer assets to the HERC Holdings Spinoff Pension Plan pursuant to this Section 7.01. Any amounts transferred between the Hertz Pension Plan and the HERC Holdings Spinoff Pension Plan pursuant to this Section 7.01, or otherwise to effectuate this Section 7.01, will be credited or debited, as applicable with a pro rata share of the actual investment earnings or losses allocable to the transfer amount for the period between the Distribution Date and an assessment date set by New Hertz Holdings that is as close as reasonably practicable, taking into account the timing and reporting of values of assets in the Hertz Pension Plan, to the applicable transfer date.
(b)    Continuation of Elections and Provisions.
(i)    The HERC Holdings Spinoff Pension Plan shall assume and honor the terms of all qualified domestic relations orders in effect under the Hertz Pension Plan with respect to the HERC Holdings Spinoff Pension Plan Beneficiaries.

(ii)    HERC Holdings (or a member of the HERC Holdings Group) will cause the HERC Holdings Spinoff Pension Plan to recognize and maintain all existing elections, including beneficiary designations and payment form elections under the Hertz Pension Plan, with respect to the HERC Holdings Spinoff Pension Plan Beneficiaries who have commenced or completed the retirement process prior to the end of any transitional period for defined benefit pension plan services under the terms of the Transition Services Agreement.
(c)    Tax Qualified Status. HERC Holdings shall, or shall cause another member of the HERC Holdings Group to, submit an application to the IRS as soon as practicable after the Distribution (but no later than the last day of the applicable remedial amendment period as defined in applicable Code provisions) requesting a determination letter regarding the qualified status of the HERC Holdings Spinoff Pension Plan under Section 401(a) of the Code and the tax-exempt status of its related trust under Section 501(a) of the Code as of the time of the Distribution and shall make any amendments reasonably requested by the IRS to receive such a favorable determination letter.
(d)    Cooperation. New Hertz Holdings and HERC Holdings (acting directly or through their Subsidiaries) shall, to the extent necessary, file, or supplement, any forms to the IRS, Pension Benefit Guaranty Corporation, or any other Governmental Authority regarding the transfer of assets and Liabilities from the Hertz Pension Plan to the HERC Holdings Spinoff Pension Plan, as described in this Section 7.01.
Section 7.02    Hertz Pension Plan after Distribution. From and after the Distribution, the Hertz Pension Plan shall continue to be responsible for Liabilities in respect of New Hertz Holdings Employees and Former New Hertz Holdings Employees.
Section 7.03    Plan Fiduciaries. For all periods, including on and after the time of the Distribution, the Parties agree that the applicable fiduciaries of each of the Hertz Pension Plan and the HERC Holdings Spinoff Pension Plan, respectively, shall have the authority with respect to the Hertz Pension Plan and the HERC Holdings Spinoff Pension Plan, respectively, to determine the plan investments and such other matters as are within the scope of their duties under ERISA and the terms of the applicable plan documents.
Section 7.04    Multiemployer Pension Plans.
(a)    HERC Holdings Multiemployer Pension Plans. The plans set forth on Schedule 7.04(a), each a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, cover HERC Holdings Employees (or Former HERC Holdings Employees) (the “HERC Holdings Multiemployer Plans”). As of the Distribution, HERC Holdings shall, or shall cause another member of the HERC Holdings Group to, retain (or assume to the extent necessary) the collective bargaining agreements which provide for contributions to the HERC Holdings Multiemployer Plans, and neither New Hertz Holdings nor any member of the Hertz Group shall have further Liability thereunder. HERC Holdings or the applicable member of the HERC Holdings Group shall continue after the Distribution to be responsible for any obligations under such collective bargaining agreements requiring contributions to the HERC Holdings

Multiemployer Plans, and shall be solely responsible for any withdrawal liability (including, without limitation, with respect to any Former Employee) arising in connection with any HERC Holdings Multiemployer Plan, and neither New Hertz Holdings nor any member of the Hertz Group shall have any Liability with respect thereto.
(b)    New Hertz Holdings Multiemployer Pension Plans. The plans set forth on Schedule 7.04(b), each a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, cover New Hertz Holdings Employees (or Former New Hertz Holdings Employees) (the “New Hertz Holdings Multiemployer Plans”). As of the Distribution, New Hertz Holdings shall, or shall cause another member of the Hertz Group to, retain (or assume to the extent necessary) the collective bargaining agreements which provide for contributions to the New Hertz Holdings Multiemployer Plans, and neither HERC Holdings nor any member of the HERC Holdings Group shall have further Liability thereunder. New Hertz Holdings or the applicable member of the Hertz Group shall continue after the Distribution to be responsible for any obligations under such collective bargaining agreements requiring contributions to the New Hertz Holdings Multiemployer Plans, and shall be solely responsible for any withdrawal liability (including, without limitation, with respect to any Former Employee) arising in connection with any New Hertz Holdings Multiemployer Plan, and neither HERC Holdings nor any member of the HERC Holdings Group shall have any Liability with respect thereto.
Article VIII

U.S. NON-QUALIFIED RETIREMENT PLANS
Section 8.01    Establishment of the HERC Holdings Spinoff SISP.
(a)    Prior to the time of the Distribution, HERC Holdings shall, or shall cause another member of the HERC Holdings Group to, establish a non-qualified deferred compensation plan that is substantially comparable to the Hertz SISP (the “HERC Holdings Spinoff SISP”) for the benefit of each HERC Holdings Employee and Former HERC Holdings Employee who is, immediately prior to the Distribution, a participant in the Hertz SISP (“HERC Holdings Spinoff SISP Participant”). HERC Holdings or the applicable member of the HERC Holdings Group shall be responsible for any and all Liabilities and other obligations with respect to the HERC Holdings Spinoff SISP.
(b)    As of the time of the Distribution (or such earlier time as designated by the HERC Holdings Spinoff SISP), the Parties shall cause the HERC Holdings Spinoff SISP to assume all Liabilities under the Hertz SISP for the benefits of HERC Holdings Spinoff SISP Participants and their respective beneficiaries, and the Hertz Group and the Hertz SISP shall be relieved of all Liabilities for those benefits. New Hertz Holdings shall retain all Liabilities under the Hertz SISP for the benefits for applicable New Hertz Holdings Employees and Former New Hertz Holdings Employees and their respective beneficiaries and the HERC Holdings Group shall have no Liabilities with respect to those benefits. From and after the Distribution (or such earlier time as designated by the Hertz SISP), HERC Holdings Spinoff SISP Participants shall cease to be participants in the Hertz SISP.

(c)    As of the time of the Distribution (or such earlier time as designated by the HERC Holdings Spinoff SISP), HERC Holdings (acting directly or through its Subsidiaries) shall take commercially reasonable steps to cause the HERC Holdings Spinoff SISP to recognize and maintain all Hertz SISP elections with respect to HERC Holdings Spinoff SISP Participants, including but not limited to, deferral, investment and payment form elections, and beneficiary designations, to the extent such election or designation is available under the HERC Holdings Spinoff SISP and may be continued under applicable Law. Any deferrals under the HERC Holdings Spinoff SISP with respect to HERC Holdings Spinoff SISP Participants will begin on the first payroll period following the Distribution Date (or such earlier time as designated by the HERC Holdings Spinoff SISP).
Section 8.02    Establishment of the HERC Holdings Spinoff Non-Qualified Pension Plans.
(a)    Prior to the time of the Distribution, HERC Holdings shall, or shall cause another member of the HERC Holdings Group to, establish non-qualified deferred compensation plans that are substantially comparable to the Hertz Non-Qualified Pension Plans (collectively, the “HERC Holdings Spinoff Non-Qualified Pension Plans”) for the benefit of, respectively, each HERC Holdings Employee and Former HERC Holdings Employee who is, immediately prior to the Distribution, a participant in the Hertz Non-Qualified Pension Plans (collectively, the “HERC Holdings Spinoff Non-Qualified Pension Plan Participants”). HERC Holdings or the applicable member of the HERC Holdings Group shall be responsible for any and all Liabilities and other obligations with respect to the HERC Holdings Spinoff Non-Qualified Pension Plans.
(b)    As of the time of the Distribution (or such earlier time as designated by the HERC Holdings Spinoff Non-Qualified Pension Plans), the Parties shall cause the HERC Holdings Spinoff Non-Qualified Pension Plans to assume all Liabilities under the Hertz Non-Qualified Pension Plans for the benefit of HERC Holdings Spinoff Non-Qualified Pension Plan Participants and their respective beneficiaries, and the Hertz Group and the Hertz Non-Qualified Pension Plans shall be relieved of all Liabilities for those benefits. New Hertz Holdings or the applicable member of the Hertz Group shall retain all Liabilities under the Hertz Non-Qualified Pension Plans for the benefits for applicable New Hertz Holdings Employees and Former New Hertz Holdings Employees and their respective beneficiaries and the HERC Holdings Group shall have no Liabilities with respect to those benefits. From and after the Distribution (or such earlier time as designated by the Hertz Non-Qualified Pension Plans), HERC Holdings Spinoff Non-Qualified Pension Plan Participants shall cease to be participants in the Hertz Non-Qualified Pension Plans.
(c)    As of the time of the Distribution (or such earlier time as designated by the HERC Holdings Spinoff Non-Qualified Pension Plans), HERC Holdings (acting directly or through its Subsidiaries) shall take commercially reasonable steps to cause the HERC Holdings Non-Qualified Pension Plans to recognize and maintain all Hertz Non-Qualified Pension Plan elections with respect to HERC Holdings Spinoff Non-Qualified Pension Plan Participants, including but not limited to, payment form and time elections and beneficiary designations, to the extent such election or designation is available under the HERC Holdings Spinoff Non-Qualified Pension Plans and may be continued under applicable Law.
Section 8.03    No Distributions on Separation. New Hertz Holdings and HERC Holdings acknowledge that neither the Distribution nor any of the other transactions contemplated by this Agreement, the Separation Agreement or the other Ancillary Agreements will trigger a payment or distribution of benefits under any Hertz Non-Qualified Retirement Plan, the HERC Holdings Spinoff Savings Plan, and any HERC Holdings Spin-off Non-Qualified Pension Plan, for any New Hertz Holdings Employee, HERC Holdings Employee, or Former Employee and, consequently, that the payment or distribution of any benefit to which any New Hertz Holdings Employee, HERC Holdings Employee, or Former Employee is entitled under any such plan will occur upon such individual’s “separation from service” (to the extent it has not previously occurred, and to the extent applicable under such plan) from the Hertz Group or the HERC Holdings Group, as applicable, or at such other time as specified in the applicable plan (to the extent distribution is scheduled to occur at a time or upon an event other than a separation from service).
Section 8.04    Director Compensation Deferral Program. At or prior to the time of the Distribution, New Hertz Holdings shall, or shall cause another member of the Hertz Group to, establish a non-qualified deferred compensation program for the benefit of New Hertz Holdings Non-Employee Directors (the “New Hertz Holdings Director Compensation Deferral Program”) that is substantially comparable to the non-qualified deferred compensation program maintained by Old Hertz Holdings for the benefit of Old Hertz Holdings Non-Employee Directors (the “Old Hertz Holdings Director Compensation Deferral Program”). As of the time of the Distribution, New Hertz Holdings (acting directly or through its Subsidiaries) shall take commercially reasonable steps to cause the New Hertz Holdings Director Compensation Deferral Program to recognize and maintain all Old Hertz Holdings Director Compensation Deferral Program elections with respect to New Hertz Holdings Non-Employee Directors, including but not limited to, deferral elections, to the extent such election may be continued under applicable Law. New Hertz Holdings or the applicable member of the Hertz Group shall be responsible for any and all Liabilities and other obligations with respect to the New Hertz Holdings Director Compensation Deferral Program, and except as may otherwise be provided herein, HERC Holdings or the applicable member of the HERC Holdings Group shall be responsible for any and all Liabilities and other obligations with respect to the Old Hertz Holdings Director Compensation Deferral Program.

Article IX

EMPLOYEE STOCK PURCHASE PLAN
Section 9.01    The Hertz Global Holdings, Inc. Employee Stock Purchase Plan . HERC Holdings or another member of the HERC Holdings Group shall be solely responsible for maintaining and administering the Old Hertz Holdings ESPP following the Distribution. As of the Distribution Date, each member of the Hertz Group and each New Hertz Holdings Employee and Former New Hertz Holdings Employee shall cease participation in the Old Hertz Holdings ESPP, except for any options under the Old Hertz Holdings ESPP held by a New Hertz Holdings Employee or Former New Hertz Holdings Employee that remain exercisable after the Distribution pursuant to the terms of the Old Hertz Holdings ESPP and applicable Law.
Section 9.02    Establishment of New Hertz Holdings Employee Stock Purchase Plan. Prior to the time of the Distribution, New Hertz Holdings shall, or shall cause another member of the Hertz Group to, establish an employee stock purchase plan (the “New Hertz Holdings Spinoff ESPP”), with terms and features that are substantially identical to the Old Hertz Holdings ESPP; provided, however, that New Hertz Holdings may delay implementation of (or commencement of participation in) of the New Hertz Holdings Spinoff ESPP in one or more countries to the extent that New Hertz Holdings, in its sole discretion, determines such delay to be necessary or advisable. Prior to the time of the Distribution, Old Hertz Holdings, as the sole stockholder of New Hertz Holdings, shall approve the New Hertz Holdings Spinoff ESPP. New Hertz Holdings or another member of the Hertz Group shall be solely responsible for taking all necessary, reasonable, and appropriate actions to establish, maintain and administer the New Hertz Holdings Spinoff ESPP following the Distribution.
Article X

NON-U.S. EMPLOYEES
Section 10.01    General Principles. Except as explicitly set forth in this Article X, New Hertz Holdings Employees, HERC Holdings Employees and Former Employees who are resident outside of the United States or otherwise are subject to non-U.S. Law and their related benefits and obligations shall be treated in the same manner as the New Hertz Holdings Employees, HERC Holdings Employees and Former Employees who are resident of the United States are treated. Except as otherwise agreed to by the Parties, (i) any non-U.S. Benefit Plan sponsored by New Hertz Holdings (or any member of the Hertz Group) immediately prior to the Distribution shall continue to be sponsored by such entity on and after the Distribution, and such entity shall retain and be solely responsible for all Liabilities and obligations with respect to such non-U.S. Benefit Plan, and (ii) any non-U.S. Benefit Plan sponsored by HERC Holdings (or any member of the HERC Holdings Group) immediately prior to the Distribution shall continue to be sponsored by such entity on and after the Distribution, and such entity shall retain and be solely responsible for all Liabilities and obligations with respect to such non-U.S. Benefit Plan. All actions taken with respect to non-U.S. employees in connection with the Distribution, including with respect to Old Hertz Holdings Equity Awards as set forth in Section 4.09, will be accomplished in accordance with applicable Law and custom in each of the applicable jurisdictions.
Section 10.02    Non-U.S. Plans. As of the Distribution, New Hertz Holdings shall, or shall cause another member of the Hertz Group to, retain (or assume to the extent necessary) plan sponsorship of the Retirement Plan for the Employees of Puerto Ricancars, Inc. and Related Companies Residing in the Commonwealth of Puerto Rico (the “Puerto Rico Pension Plan”) and the Retirement Plan for the Employees of Puerto Ricancars, Inc. and Related Companies Residing in St. Thomas, U.S. Virgin Islands (the “Virgin Islands Pension Plan”), and from and after the Distribution, New Hertz Holdings (acting directly or through its Subsidiaries) shall be responsible for any and all Liabilities and other obligations with respect to the Puerto Rico Pension Plan and the Virgin Islands Pension Plan, whether accrued before, on or after the time of the Distribution.
Article XI

ANNUAL INCENTIVE PLANS
Section 11.01    Executive Incentive Compensation Plan.
(a)    Hertz EICP. New Hertz Holdings or another member of the Hertz Group shall be solely responsible for funding, paying, and discharging all obligations relating to the Hertz EICP.
(b)    HERC Holdings EICP. New Hertz Holdings hereby assigns, and shall cause each other applicable member of the Hertz Group to assign, to HERC Holdings or another member of the HERC Holdings Group, as designated by HERC Holdings, the HERC Holdings EICP, with such assignment to be effective as of the Distribution Date. From and after the Distribution Date, HERC Holdings shall be solely responsible for funding, paying, and discharging all obligations relating to the HERC Holdings EICP.
Section 11.02    Senior Executive Bonus Plan.
(a)    Not later than the time of the Distribution, New Hertz Holdings shall, or shall cause another member of the Hertz Group to, take commercially reasonable steps to adopt a plan (or plans) that will provide annual bonus or short-term cash incentive opportunities for New Hertz Holdings Employees that are substantially similar to the opportunities provided to such New Hertz Holdings Employees immediately prior to the Distribution in the Old Hertz Holdings SEBP (the “New Hertz Holdings Spinoff SEBP”), subject to New Hertz Holdings’ right to amend or terminate such plan after the Distribution in accordance with the terms thereof.
(b)    The New Hertz Holdings Spinoff SEBP shall be approved prior to the time of the Distribution by Old Hertz Holdings to the extent determined necessary by Old Hertz Holdings under Code Section 162(m). New Hertz Holdings Employees shall participate in such New Hertz Holdings Spinoff SEBP (provided the eligibility requirements therein are met) immediately following the Distribution. For avoidance of doubt, with respect to the 2016 performance period, New Hertz Holdings Employees shall not be eligible for any payment from any HERC Holdings annual bonus plan or short-term incentive compensation plan, including the Old Hertz Holdings SEBP, at or after the time of the Distribution.
Section 11.03    General Principles. For the avoidance of doubt, (i) the Hertz Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash incentive awards that any New Hertz Holdings Employee or Former New Hertz Holdings Employee is eligible to receive under any Hertz Group annual bonus plans and other short-term incentive compensation plans, including the Hertz EICP and the New Hertz Holdings Spinoff SEBP, with respect to payments made beginning at or after the time of the Distribution, and no member of the HERC Holdings Group shall have any obligations with respect thereto, and (ii) the HERC Holdings Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash incentive awards that any HERC Holdings Employee or Former HERC Holdings Employee is eligible to receive under any HERC Holdings Group annual bonus and other short-term incentive compensation plans, including the HERC Holdings EICP and the Old Hertz Holdings SEBP, with respect to payments made beginning at or after the Distribution, and no member of the Hertz Group shall have any obligations with respect thereto.

Article XII

COMPENSATION MATTERS AND GENERAL BENEFIT AND
EMPLOYEE MATTERS
Section 12.01    Restrictive Covenants in Employment and Other Agreements. To the fullest extent permitted by the agreements described in this Section 12.01 and applicable Law, (i) New Hertz Holdings shall assign, or cause an applicable member of the Hertz Group to assign (including through notification to employees, as applicable) to HERC Holdings or a member of the HERC Holdings Group designated by HERC Holdings all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the Hertz Group and a HERC Holdings Employee, with such assignment to be effective as of the time of the Distribution, and (ii) HERC Holdings shall assign, or cause an applicable member of the HERC Holdings Group to assign (including through notification to employees, as applicable) to New Hertz Holdings or a member of the Hertz Group designated by New Hertz Holdings all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the HERC Holdings Group and a New Hertz Holdings Employee, with such assignment to be effective as of the time of the Distribution.  To the extent that assignment of such agreements is not permitted, effective as of the time of the Distribution, (A) each member of the Hertz Group shall be considered to be a successor to each member of the HERC Holdings Group for purposes of such agreements, with all rights, obligations and benefits under such agreements as if each were a signatory, and (B) each member of the HERC Holdings Group shall be considered to be a successor to each member of the Hertz Group for purposes of such agreements, with all rights, obligations and benefits under such agreements as if each were a signatory. To the extent necessary, each Party shall, at the other Party’s request and expense, enforce or seek to enforce such restrictive covenants on behalf of members of the Requesting Party’s Group; provided, however, that in no event shall either Party be permitted to enforce such restrictive covenant agreements against the other Party’s employees for action taken in their capacity as employees of a member of the other Party’s Group.
Section 12.02    Leaves of Absence. New Hertz Holdings and HERC Holdings will continue to apply the appropriate leave of absence policies applicable to inactive New Hertz Holdings Employees and HERC Holdings Employees, as applicable, who are on an approved leave of absence as of the time of the Distribution.

Section 12.03    Workers’ Compensation. Except as otherwise set forth herein, the HERC Holdings Group shall be solely responsible for all United States (including its territories) workers’ compensation claims of HERC Holdings Employees and Former HERC Holdings Employees, regardless of when the workers’ compensation events occur, and the Hertz Group shall be solely responsible for all United States (including its territories) workers’ compensation claims of New Hertz Holdings Employees and Former New Hertz Holdings Employees, regardless of when the workers’ compensation events occur.
Section 12.04    Unemployment Compensation. Effective as of the time of the Distribution, the member of the Hertz Group employing each New Hertz Holdings Employee shall have (and, to the extent it has not previously had such obligations, such member of the Hertz Group shall assume) the obligations for all claims and Liabilities relating to unemployment compensation benefits for all New Hertz Holdings Employees and Former New Hertz Holdings Employees. Effective as of the time of the Distribution, the member of the HERC Holdings Group employing each HERC Holdings Employee shall have (and, to the extent it has not previously had such obligations, such member of the HERC Holdings Group shall assume) the obligations for all claims and Liabilities relating to unemployment compensation benefits for all HERC Holdings Employees and Former HERC Holdings Employees.
Section 12.05    Preservation of Rights to Amend. The rights of New Hertz Holdings, HERC Holdings or the members of their respective Groups to amend or terminate any plan, program, or policy referred to herein shall not be limited in any way by this Agreement.
Section 12.06    Confidentiality. Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith is confidential and is subject to the terms of the confidentiality provisions set forth in the Separation Agreement.
Section 12.07    Administrative Complaints/Litigation.
(a)    Class Actions. To the extent that any threatened or filed legal action relates to a putative or certified class of plaintiffs, which includes both New Hertz Holdings Employees (or Former New Hertz Holdings Employees) and HERC Holdings Employees (or Former HERC Holdings Employees) and such action involves employment or Benefit Plan related claims, the Liability for, and the reasonable costs and expenses incurred by the Parties in responding to, such threatened or filed legal action shall be allocated among the Parties equitably in proportion to a reasonable assessment of the relative proportion of New Hertz Holdings Employees (or Former New Hertz Holdings Employees) and HERC Holdings Employees (or Former HERC Holdings Employees) included in or represented by the putative or certified plaintiff class.
(b)    Corporate Office Former New Hertz Holdings Employees. To the extent that any legal action, including without limitation an action described in Section 12.07(a), is brought by a Former New Hertz Holdings Employee who had, as of their last day of employment with New Hertz Holdings, HERC Holdings or their respective Affiliates, as applicable, corporate office employment duties that related to both the Car Rental Business and the Equipment Rental Business (a “Former New Hertz Holdings Corporate Office Employee”), and such action involves employment related claims, including without limitation a claim related to the separation of employment or workers’ compensation claim, or the provision of services to or with respect to the business activities of a Party, (i) New Hertz Holdings shall be responsible for the Liability for such claim, together with the reasonable costs and expenses incurred in responding to such claim, if, as of the last day of employment, the Former New Hertz Holdings Corporate Office Employee performed the majority of his service for the benefit of the Car Rental Business, and (ii) HERC Holdings shall be responsible for the Liability for such claim, together with the reasonable costs and expenses incurred in responding to such claim, if, of the last day of employment, the Former New Hertz Holdings Corporate Office Employee performed the majority of his service for the benefit of the Equipment Rental Business.
(c)    The procedures contained in the indemnification and related litigation cooperation provisions of the Separation Agreement shall apply with respect to each Party’s indemnification obligations under this Section 12.07.
Section 12.08    Reimbursement and Indemnification. To the extent provided for under this Agreement, each Party agrees to reimburse the other Party, within thirty (30) days of receipt from the other Party of reasonable verification, for all costs and expenses which the other Party has incurred on behalf of the reimbursing Party as a result of any of the reimbursing Party’s Welfare Plans and other Benefit Plans. All Liabilities retained, assumed, or indemnified against by New Hertz Holdings pursuant to this Agreement, and all Liabilities retained, assumed, or indemnified against by HERC Holdings pursuant to this Agreement, shall in each case be subject to the indemnification provisions of the Separation Agreement. Notwithstanding anything to the contrary set forth in this Agreement, (i) no provision of this Agreement shall require any member of the Hertz Group to pay or reimburse to any member of the HERC Holdings Group any benefit related cost item that a member of the Hertz Group has paid or reimbursed to any member of the HERC Holdings Group prior to the time of the Distribution; and (ii) no provision of this Agreement shall require any member of the HERC Holdings Group to pay or reimburse to any member of the Hertz Group any benefit related cost item that a member of the HERC Holdings Group has paid or reimbursed to any member of the Hertz Group prior to the time of the Distribution.
Section 12.09    Fiduciary Matters. Each Party acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate any such fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.
Section 12.10    Subsequent Transfers of Employment. To the extent that the employment of any individual transfers between any member of the Hertz Group and any member of the HERC Holdings Group during the six (6) month period following the Distribution, the Parties shall use their reasonable efforts to effect the provisions of this Agreement with respect to the compensation and benefits of such individuals following such transfer, it being understood that (a) it may not be possible to replicate the effect of such provisions under such circumstance, and (b) neither New Hertz Holdings nor HERC Holdings shall be bound by the provisions of this Section 12.10 to assume any Liabilities or transfer any Assets or to vest any current equity awards of such individual or to issue any replacement or new equity awards to such individual. Notwithstanding the foregoing, for compensation that is subject to the provisions of Section 409A of the Code, or for equity awards, any such subsequent transfer shall be a “separation from service” from the applicable employer for purposes of such compensation and awards, and the consequences of such separation from service shall be determined in accordance with the terms of the applicable plan or agreement.
Section 12.11    Section 409A. New Hertz Holdings and HERC Holdings shall cooperate in good faith so that the transactions contemplated by this Agreement and the Separation Agreement will not result in adverse tax consequences under Section 409A of the Code to any New Hertz Holdings Employee, New Hertz Holdings Non-Employee Director, HERC Holdings Employee, HERC Holdings Non-Employee Director, Former Employee, or Old Hertz Holdings Non-Employee Director, in respect of their respective benefits under any Benefit Plan or Employment Agreement.
Section 12.12    Post Retirement Assigned Car Benefit. New Hertz Holdings or another member of the Hertz Group shall retain and be solely responsible for maintaining and administering the Key Officer – Post Retirement Assigned Car Benefit following the Distribution, subject to New Hertz Holdings’ right to amend or terminate such benefit after the Distribution in accordance with the terms thereof.
Article XIII

MISCELLANEOUS
Section 13.01    Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement will be resolved in accordance with the dispute resolution procedures set forth in the Separation Agreement.
Section 13.02    Force Majeure. Neither Party will be liable for any failure of performance attributable to acts or events (including war, terrorist activities, conditions or events of nature, industry wide supply shortages, civil disturbances, work stoppage, power failures, failure of telephone lines and equipment, fire and earthquake, or any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental authority) beyond its reasonable control which impair or prevent in whole or in part performance by such party hereunder (“Force Majeure”). If either party is unable to perform its obligations hereunder as a result of a Force Majeure event, it will, as promptly as reasonably practicable, give notice of the occurrence of such event to the other Party. The time for performance of any obligation hereunder shall be automatically extended by the period during which a Force Majeure event shall be continuing.
Section 13.03    Relationship of the Parties. Except as specifically provided herein, neither Party will act or represent or hold itself out as having authority to act as an agent or partner of the other Party, or in any way bind or commit the other Party to any obligations. Nothing contained in this Agreement will be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement.
Section 13.04    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any Party without the prior written consent of the other Party, and any such assignment without such prior written consent shall be null and void; provided, however, that if any Party (or any of its successors or permitted assigns) (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (b) shall transfer all or substantially all of its properties and/or Assets to any Person, then, and in each such case, the Party (or its successors or permitted assigns, as applicable) shall ensure that such Person assumes all of the obligations of such Party (or its successors or permitted assigns, as applicable) under this Agreement, in which case the consent described in the previous sentence shall not be required; provided, further, that no permitted assignment pursuant to this Section 13.04 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.
Section 13.05    Third Party Beneficiaries. Except as specifically provided herein, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.
Section 13.06    Entire Agreement; No Reliance; Amendment. This Agreement (including all Schedules or other attachments), the Separation Agreement and any other ancillary agreements related to the Separation Agreement constitute the entire agreement with respect to the subject matter hereof, and any prior agreements, oral or written, are no longer effective. In deciding whether to enter into this Agreement, the Parties have not relied on any representations, statements, or warranties other than those explicitly contained in this Agreement and the Separation Agreement. No amendments or modifications to this Agreement are valid unless in writing, signed by both Parties. Irrespective of anything else contained herein, the Parties do not intend for this Agreement to constitute the establishment or adoption of, or amendment to, any Benefit Plan or Employment Agreement, and no Person participating in any such Benefit Plan shall have any claim or cause of action, under ERISA or otherwise, in respect of any provision of this Agreement as it relates to any such Benefit Plan, Employment Agreement or otherwise.
Section 13.07    Waiver Except as otherwise provided in this Agreement or the Separation Agreement, neither Party waives any rights under this Agreement by delaying or failing to enforce such rights. No waiver by any Party of any breach or default hereunder shall be deemed to be a waiver of any subsequent breach or default. Any agreement on the part of any Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.
Section 13.08    Notices. All notices or other communications required to be sent or given under this Agreement will be in writing and will be delivered personally, by commercial overnight courier, by facsimile or by electronic mail, directed to the addresses set forth below. Notices are deemed properly given as follows: (a) if delivered personally, on the date delivered, (b) if delivered by a commercial overnight courier, one (1) Business Day after such notice is sent, and (c) if delivered by facsimile or electronic mail, on the date of transmission, with confirmation of transmission; provided, however, that if the notice is sent by facsimile or electronic mail, the notice must be followed by a copy of the notice being delivered by a means provided in (a) or (b):
(a)    if to New Hertz Holdings:
Hertz Global Holdings, Inc.
8501 Williams Road
Estero, FL 33928
Attention: Richard J. Frecker
Fax: (866) 888-3765
E-mail: rfrecker@hertz.com

(b)    if to HERC Holdings:
HERC Holdings, Inc.
27500 Riverview Center Blvd.
Bonita Springs, FL 34134
Attention: Maryann Waryjas
Fax: [(___) ___-_____]
E-mail: mwaryjas@hertz.com

Section 13.09    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the Parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 13.10    Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction or other authoritative body, such invalidity or unenforceability will not affect any other provision of this Agreement. Upon such determination that a provision is invalid or unenforceable, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.
Section 13.11    Interpretation. When a reference is made in this Agreement to a Section, Article or Schedule, such reference shall be to a Section, Article or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any

Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement or the Separation Agreement. All Schedules annexed hereto or referred to in this Agreement are hereby incorporated in and made a part of this Agreement as if set forth in this Agreement. The provisions of this Agreement will be construed according to their fair meaning and neither for nor against either Party irrespective of which Party caused such provisions to be drafted. The terms “include” and “including” do not limit the preceding terms. Each reference to “$” or “dollars” is to United States dollars. Each reference to “days” is to calendar days. Any action to be taken by the board of directors of a Party may be taken by a committee of the board of directors of such Party if properly delegated by the board of directors of a Party to such committee.
Section 13.12    Limitation of Liability. No member of the Hertz Group or the HERC Holdings Group shall be liable to any member of the HERC Holdings Group or the Hertz Group, respectively, for any special, punitive, consequential, incidental or exemplary damages (including lost or anticipated revenues or profits relating to the same and attorneys’ fees) arising from any claim relating to this Agreement or the performance of or failure to perform such Party’s obligations under this Agreement, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, and regardless of whether such damages are foreseeable or an authorized representative of such party is advised of the possibility or likelihood of such damages.
Section 13.13    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of New York, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.
Section 13.14    Precedence. If there is any conflict between the provisions of the Separation Agreement and this Agreement, the provisions of this Agreement shall control with respect to the subject matter hereof; if there is any conflict between the provisions of the body of this Agreement and the Schedules hereto, the provisions of the body of this Agreement shall control unless explicitly stated otherwise in such Schedule.
Section 13.15    Tax Matters. Notwithstanding anything in this Agreement to the contrary, except for those tax matters specifically addressed herein, the Tax Matters Agreement will be the exclusive agreement among the Parties with respect to all Tax matters, including indemnification in respect of Tax matters.
Section 13.16    Settlor Prerogatives Regarding Plan Dispositions. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed to require (i) New Hertz Holdings to maintain a New Hertz Holdings Benefit Plan for a specific period of time, or into perpetuity, and further, nothing herein shall be construed to inhibit or otherwise interfere with New Hertz Holdings’ ability to amend or terminate a New Hertz Holdings Benefit Plan or Employment Agreement, or (ii) HERC Holdings to maintain a HERC Holdings Benefit Plan for a specific period of time, or into perpetuity, and further, nothing herein shall be construed to inhibit or otherwise interfere with HERC Holdings’ ability to amend or terminate a HERC Holdings Benefit Plan or Employment Agreement.
Section 13.17    Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement or Transition Services Agreement is terminated prior to the Distribution, this Agreement shall be of no further force and effect.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.

By
Name:
Title:

HERC HOLDINGS INC.

By
Name:
Title: